                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

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                                    INDENTURE

                           DATED AS OF APRIL 26, 2004

                                      AMONG

                               UMT HOLDINGS, L.P.

                           THE GUARANTORS NAMED HEREIN

                                       AND

                            WILMINGTON TRUST COMPANY

                                     TRUSTEE

                8% CLASS B JUNIOR SUBORDINATED SECURED DEBENTURES

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
                              CROSS-REFERENCE TABLE

TIA Sections                                                  Indenture Sections
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
310 (a)(1).................................................       7.10
    (a)(2).................................................       7.10
    (a)(3).................................................       N/A
    (a)(4).................................................       N/A
    (b)....................................................       7.08; 7.10
    (c)....................................................       N/A
311 (a)....................................................       7.11
    (b)....................................................       7.11
    (c)....................................................       N/A
312 (a)....................................................       2.05
    (b)....................................................       14.03
    (c)....................................................       14.03
313 (a)....................................................       7.06
    (b)(1).................................................       N/A
    (b)(2).................................................       7.06
    (c)....................................................       14.02
    (d)....................................................       7.06
314 (a)....................................................       4.02; 4.04
    (b)....................................................       10.02
    (c)(1).................................................       14.04
    (c)(2).................................................       14.04
    (c)(3).................................................       14.04
    (d)....................................................       10.05
    (e)....................................................       14.05
    (f)....................................................       N/A
315 (a)....................................................       7.01
    (b)....................................................       7.05; 14.02
    (c)....................................................       7.01
    (d)....................................................       7.01
    (e)....................................................       6.11
316 (a)(last sentence).....................................       14.06
    (a)(1)(A)..............................................       6.05
    (a)(1)(B)..............................................       6.04
    (a)(2).................................................       N/A
    (b)....................................................       6.07
317 (a)(1).................................................       6.08
    (a)(2).................................................       6.09
    (b)....................................................       2.04
318 (a)....................................................       14.01

N/A means Not Applicable

----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

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
                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    DEFINITIONS.............................................     1
SECTION 1.02.    OTHER DEFINITIONS.......................................    14
SECTION 1.03.    INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.......    15
SECTION 1.04.    RULES OF CONSTRUCTION...................................    16

                                   ARTICLE II

                                 THE DEBENTURES

SECTION 2.01.    FORM AND DATING.........................................    16
SECTION 2.02.    EXECUTION AND AUTHENTICATION............................    17
SECTION 2.03.    REGISTRAR AND PAYING AGENT..............................    18
SECTION 2.04.    PAYING AGENT TO HOLD MONEY IN TRUST.....................    19
SECTION 2.05.    DEBENTUREHOLDER LISTS...................................    19
SECTION 2.06.    TRANSFER AND EXCHANGE...................................    20
SECTION 2.07.    REPLACEMENT DEBENTURES..................................    21
SECTION 2.08.    OUTSTANDING DEBENTURES..................................    21
SECTION 2.09.    TEMPORARY DEBENTURES....................................    22
SECTION 2.10.    CANCELLATION............................................    22
SECTION 2.11.    DEFAULTED INTEREST......................................    22
SECTION 2.12.    CUSIP NUMBERS...........................................    23
SECTION 2.13.    SPECIAL TRANSFER RESTRICTIONS AND PROVISIONS............    23

                                   ARTICLE III

                                   REDEMPTION

SECTION 3.01.    NOTICES TO TRUSTEE......................................    24
SECTION 3.02.    SELECTION...............................................    24
SECTION 3.03.    NOTICE..................................................    25
SECTION 3.04.    EFFECT OF NOTICE OF REDEMPTION..........................    26
SECTION 3.05.    DEPOSIT OF REDEMPTION PRICE.............................    26
SECTION 3.06.    DEBENTURES REDEEMED IN PART.............................    26
SECTION 3.07.    OPTIONAL REDEMPTION.....................................    26
SECTION 3.08.    NO SINKING FUND.........................................    26


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                                   ARTICLE IV

                                    COVENANTS

SECTION 4.01.    PAYMENT OF DEBENTURES...................................    26
SECTION 4.02.    REPORTS.................................................    27
SECTION 4.03.    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING
                    RESTRICTED SUBSIDIARIES..............................    27
SECTION 4.04.    COMPLIANCE CERTIFICATE..................................    29
SECTION 4.05.    LIMITATION ON DESIGNATIONS OF UNRESTRICTED
                    SUBSIDIARIES.........................................    29
SECTION 4.06.    LIENS...................................................    30
SECTION 4.07.    ADDITIONAL DEBENTURES GUARANTEES........................    30
SECTION 4.08.    BUSINESS ACTIVITIES.....................................    30
SECTION 4.09.    FURTHER ASSURANCES......................................    30
SECTION 4.10.    LIMITED PARTNERSHIP EXISTENCE...........................    31

                                    ARTICLE V

                                SUCCESSOR ISSUER

SECTION 5.01.    MERGER, CONSOLIDATION OR SALE OF ALL OR
                    SUBSTANTIALLY ALL ASSETS OF THE ISSUER...............    31
SECTION 5.02.    MERGER, CONSOLIDATION OR SALE OF ALL OR
                    SUBSTANTIALLY ALL ASSETS OF A GUARANTOR..............    32

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

SECTION 6.01.    EVENTS OF DEFAULT AND REMEDIES..........................    34
SECTION 6.02.    ACCELERATION............................................    36
SECTION 6.03.    OTHER REMEDIES..........................................    37
SECTION 6.04.    WAIVER OF PAST DEFAULTS.................................    37
SECTION 6.05.    CONTROL BY MAJORITY.....................................    37
SECTION 6.06.    LIMITATION ON SUITS.....................................    37
SECTION 6.07.    RIGHTS OF HOLDERS TO RECEIVE PAYMENT....................    38
SECTION 6.08.    COLLECTION SUIT BY TRUSTEE..............................    38
SECTION 6.09.    TRUSTEE MAY FILE PROOFS OF CLAIM........................    38
SECTION 6.10.    PRIORITIES..............................................    39
SECTION 6.11.    UNDERTAKING FOR COSTS...................................    39
SECTION 6.12.    WAIVER OF STAY OR EXTENSION LAWS........................    39


                                      -ii-
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                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.01.    DUTIES OF TRUSTEE.......................................    40
SECTION 7.02.    RIGHTS OF TRUSTEE.......................................    41
SECTION 7.03.    INDIVIDUAL RIGHTS OF TRUSTEE............................    42
SECTION 7.04.    TRUSTEE'S DISCLAIMER....................................    43
SECTION 7.05.    NOTICE OF DEFAULTS......................................    43
SECTION 7.06.    REPORTS BY TRUSTEE TO HOLDERS...........................    43
SECTION 7.07.    COMPENSATION AND INDEMNITY..............................    43
SECTION 7.08.    REPLACEMENT OF TRUSTEE..................................    45
SECTION 7.09.    SUCCESSOR TRUSTEE BY MERGER.............................    46
SECTION 7.10.    ELIGIBILITY; DISQUALIFICATION...........................    46
SECTION 7.11.    PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUER....    46

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.    LEGAL DEFEASANCE AND COVENANT DEFEASANCE................    46
SECTION 8.02.    CONDITIONS TO LEGAL OR COVENANT DEFEASANCE..............    48
SECTION 8.03.    DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN
                    TRUST; OTHER MISCELLANEOUS PROVISIONS................    49
SECTION 8.04.    REPAYMENT TO THE ISSUER.................................    50
SECTION 8.05.    REINSTATEMENT...........................................    50
SECTION 8.06.    SATISFACTION AND DISCHARGE OF INDENTURE.................    50

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.01.    WITHOUT CONSENT OF HOLDERS..............................    51
SECTION 9.02.    WITH CONSENT OF HOLDERS.................................    52
SECTION 9.03.    COMPLIANCE WITH TRUST INDENTURE ACT.....................    53
SECTION 9.04.    REVOCATION AND EFFECT OF CONSENTS AND
                    WAIVERS..............................................    54
SECTION 9.05.    NOTATION ON OR EXCHANGE OF DEBENTURES...................    54
SECTION 9.06.    TRUSTEE TO SIGN AMENDMENTS..............................    54
SECTION 9.07.    PAYMENT FOR CONSENT.....................................    55


                                      -iii-
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                                    ARTICLE X

                              COLLATERAL DOCUMENTS

SECTION 10.01.   COLLATERAL DOCUMENTS; ADDITIONAL COLLATERAL.............    55
SECTION 10.02.   RECORDING, ETC..........................................    57
SECTION 10.03.   POSSESSION, USE AND RELEASE OF COLLATERAL...............    58
SECTION 10.04.   EMINENT DOMAIN AND OTHER GOVERNMENTAL TAKINGS...........    59
SECTION 10.05.   TRUST INDENTURE ACT REQUIREMENTS........................    60
SECTION 10.06.   SUITS TO PROTECT THE COLLATERAL.........................    60
SECTION 10.07.   PURCHASER PROTECTED.....................................    60
SECTION 10.08.   POWERS EXERCISABLE BY RECEIVER OR TRUSTEE...............    61
SECTION 10.09.   DETERMINATIONS RELATING TO COLLATERAL...................    61
SECTION 10.10.   RELEASE UPON TERMINATION OF THE ISSUER'S OBLIGATIONS....    61

                                   ARTICLE XI

                              DEBENTURE GUARANTEES

SECTION 11.01.   DEBENTURES GUARANTEES...................................    62
SECTION 11.02.   LIMITATION ON LIABILITY; RELEASE........................    64
SECTION 11.03.   SUCCESSORS AND ASSIGNS..................................    64
SECTION 11.04.   NO WAIVER...............................................    65
SECTION 11.05.   MODIFICATION............................................    65
SECTION 11.06.   EVIDENCE OF GUARANTEE...................................    65

                                   ARTICLE XII

                                  SUBORDINATION

SECTION 12.01.   SUBORDINATION...........................................    66
SECTION 12.02.   DISTRIBUTIONS IN LIQUIDATION OR BANKRUPTCY..............    66
SECTION 12.03.   PRIOR PAYMENT OF CREDIT FACILITIES; PAYMENT BLOCKAGES...    66
SECTION 12.04.   RESUMPTION OF PAYMENTS ON DEBENTURES....................    67
SECTION 12.05.   NOTICE OF ACCELERATION..................................    67
SECTION 12.06.   PAYMENTS HELD IN TRUST..................................    67
SECTION 12.07.   DUTIES OF TRUSTEE.......................................    68
SECTION 12.08.   NOTICE OF VIOLATIONS....................................    68
SECTION 12.09.   SUBROGATION.............................................    68
SECTION 12.10.   NO IMPAIRMENT...........................................    68
SECTION 12.11.   RIGHT OF SENIOR DEBT TO ENFORCE.........................    69
SECTION 12.12    NOTICE TO SENIOR DEBT...................................    69


                                      -iv-
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SECTION 12.13.   KNOWLEDGE OF TRUSTEE....................................    69
SECTION 12.14.   TRUSTEE MAY HOLD SENIOR DEBT............................    69
SECTION 12.15.   POWER OF ATTORNEY.......................................    69
SECTION 12.16.   MODIFICATION............................................    70

                                  ARTICLE XIII

                           SUBORDINATION OF GUARANTEES

SECTION 13.01.   SUBORDINATION...........................................    70
SECTION 13.02.   DISTRIBUTIONS IN LIQUIDATION OR BANKRUPTCY..............    70
SECTION 13.03.   PRIOR PAYMENT OF CREDIT FACILITIES; PAYMENT BLOCKAGES...    70
SECTION 13.04.   RESUMPTION OF PAYMENTS ON DEBENTURES....................    71
SECTION 13.05.   NOTICE OF ACCELERATION..................................    71
SECTION 13.06.   PAYMENTS HELD IN TRUST..................................    72
SECTION 13.07.   DUTIES OF TRUSTEE.......................................    72
SECTION 13.08.   NOTICE OF VIOLATIONS....................................    72
SECTION 13.09.   SUBROGATION.............................................    72
SECTION 13.10.   NO IMPAIRMENT...........................................    73
SECTION 13.11.   RIGHT OF SENIOR DEBT TO ENFORCE.........................    73
SECTION 13.12.   NOTICE TO SENIOR DEBT...................................    73
SECTION 13.13.   KNOWLEDGE OF TRUSTEE....................................    73
SECTION 13.14.   TRUSTEE MAY HOLD SENIOR DEBT............................    74
SECTION 13.15.   POWER OF ATTORNEY.......................................    74
SECTION 13.16.   MODIFICATION............................................    74

                                   ARTICLE XIV

                                  MISCELLANEOUS

SECTION 14.01.   TRUST INDENTURE ACT CONTROLS............................    74
SECTION 14.02.   NOTICES.................................................    74
SECTION 14.03.   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.............    75
SECTION 14.04.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT......    76
SECTION 14.05.   STATEMENTS REQUIRED IN CERTIFICATE OR OPINION...........    76
SECTION 14.06.   WHEN DEBENTURES DISREGARDED.............................    76
SECTION 14.07.   RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR............    77
SECTION 14.08.   LEGAL HOLIDAYS..........................................    77
SECTION 14.09.   GOVERNING LAW...........................................    77
SECTION 14.10.   NO RECOURSE AGAINST OTHERS..............................    77
SECTION 14.11.   SUCCESSORS..............................................    77


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SECTION 14.12.   MULTIPLE ORIGINALS......................................    77
SECTION 14.13.   TABLE OF CONTENTS; HEADINGS.............................    78
SECTION 14.14.   SEVERABILITY............................................    78
SECTION 14.15.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS...........    78

EXHIBIT A -   FORM OF DEBENTURE
EXHIBIT B -   FORM OF GUARANTEE
EXHIBIT C -   FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFER TO
              INSTITUTIONAL ACCREDITED INVESTORS
EXHIBIT D -   FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
              PURSUANT TO REGULATION S
EXHIBIT E -   FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
              PURSUANT TO REGULATION S

     INDENTURE dated as of April 26, 2004, among UMT HOLDINGS, L.P., a Delaware limited partnership (the "Issuer"), the GUARANTORS (as defined) and WILMINGTON TRUST COMPANY, as Trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuer's 8% Class B Junior Subordinated Secured Debentures due 2009 issued on the date hereof (the "Initial Debentures"), and (ii) any Additional Debentures (as defined) that may be issued on any other Issue Date (collectively, the "Debentures"). Except as otherwise provided herein, the Debentures will be limited to $25,000,000 in aggregate principal amount outstanding, of which $335,000 in aggregate principal amount will be initially issued on the date hereof.

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01. Definitions.

     "Acquired Debt" means, with respect to any specified Person: (1) Debt of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, excluding Debt incurred in connection with, or in contemplation of, such other Person's merging with or into or becoming a Restricted Subsidiary of such specified Person; provided, however, that such Debt is secured only by Liens on the property or assets of such other Person prior to such transaction; and (2) Debt (not incurred in connection with or in anticipation of such acquisition) secured by a Lien encumbering any asset acquired by such specified Person.

     "Acquisition" means the acquisition by Issuer of UMT pursuant to the Merger.

     "Additional Debentures" shall mean Debentures issued after the date hereof on subsequent Issue Dates.

     "Affiliate" of any specified Person means: (1) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person; (2) any other Person that owns, directly or indirectly, 50% or more of such specified Person's Voting Stock; or (3) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (1) or (2) above. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "After-Acquired Property" means (i) in the case of the Issuer or any Guarantor, any and all assets or property of the type constituting Collateral acquired after the date hereof, including any assets or property of the type constituting Collateral acquired by the Issuer or any Guarantor from a transfer from the Issuer or a Guarantor.

     "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

     "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by law to close.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iii) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

     "Class A Debentures" means the Issuer's Class A Senior Subordinated Secured Debentures to be issued in connection with the Merger.

     "Class A Indenture" means the indenture under which any Class A Debentures are issued, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Closing" means the closing of a sale of Debentures.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means Capital Stock of the Issuer's Restricted Subsidiaries, and contract rights, Equipment and Instruments of the Issuer and the Guarantors, and all substitutions for and replacements, products and proceeds (as such term is defined in the UCC) of any of the foregoing; provided, however, that notwithstanding the foregoing, the following shall not constitute, and shall not be included in the Collateral:

          (1) any Instruments with final payments due, or a final maturity date that is, fifteen (15) years or more after the date such Instrument is made or entered into;

          (2) any contracts for deed, and any rights associated therewith;

          (3) any proceeds of Instruments, contract rights or any capital stock of the Issuer's Restricted Subsidiaries; and

          (4) cash of any kind, including as proceeds of any Collateral hereunder.

     "Collateral Agent" means the Trustee or its successor or successors as collateral agent hereunder.

     "Collateral Documents" means, collectively (i) the security agreements, pledge agreements, intercreditor agreements or other documents pursuant to which the Issuer and the Guarantors grant Liens to the Collateral Agent in the Collateral and set forth the respective priorities of holders of Senior Debt and Debentureholders with respect to the Collateral, and (ii) all other agreements or instruments evidencing or creating any Security Interest in favor of the Trustee or the Collateral Agent, as the case may be, in any or all of the Collateral, in each case as amended, amended and restated, extended, renewed, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

     "Commodity Hedging Agreements" means any futures contract or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in commodities prices.

     "Credit Facilities" means, with respect to the Issuer and its Restricted Subsidiaries, one or more unsubordinated secured or unsecured debt facilities or commercial paper facilities with banks, insurance companies or other institutional lenders providing for unsubordinated revolving credit loans, unsubordinated term loans, unsubordinated notes, factoring or other receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables) or unsubordinated letters of credit or other unsubordinated credit facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, in all cases whether entered into or effective prior to or after the date hereof.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Issuer or any Restricted Subsidiary is a party or of which it is a beneficiary to protect the Issuer or any Restricted Subsidiary against fluctuations in exchange rates.

     "Debentures" has the meaning stated in the recital of this Indenture and more particularly means any Debentures authenticated and delivered under this Indenture.

     "Debenture Guarantee" means, in respect of any Guarantor, the unconditional Obligation of such Guarantor as co-issuer of the Debentures, including pursuant to Article XI hereof.

     "Debt" means, with respect to any Person (without duplication):

          (1) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, Debentures, notes or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in final service or taking final delivery thereof, or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

          (2) all indebtedness under clause (1) of other Persons secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) provided that the amount of indebtedness of such Person shall be the lesser of:

               (a) the fair market value of such asset at such date of determination; and

               (b) the amount of such indebtedness of such other Persons; and

          (3) to the extent not otherwise included, the Guarantee by such Person of any Debt under clause (1) of any other Person;

     provided, however, that Debt shall not include:

          (a) obligations and liabilities in respect of lease facilities that are accounted for as operating leases in accordance with GAAP (including Guarantees of loans then outstanding by the lenders under any such facility to the lessor thereunder);

          (b) obligations of the Issuer or any of its Restricted Subsidiaries arising from agreements of the Issuer or a Restricted Subsidiary providing for customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that:

               (i) such obligations are not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (i)); and

               (ii) the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition,

          (c) (i) obligations under (or constituting reimbursement obligations with respect to) performance bonds, surety bonds, appeal bonds, completion guarantees or similar instruments issued in connection with the ordinary course of a Permitted Business, including letters of credit in respect of workers' compensation claims, security or lease deposits and self-insurance; provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing, and (ii) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of day-light overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such obligations are extinguished within three business days of incurrence; or

          (d) purchase price holdbacks in connection with purchasing in the ordinary course of business of the Issuer and its Restricted Subsidiaries.

     Except as otherwise expressly provided in this definition, the amount of any Debt outstanding as of any date shall be:

          (a) the accreted value thereof, in the case of any Debt issued at a discount to par;

          (b) the principal amount thereof in the case of any other Debt; and

          (c) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation at such date.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Definitive Debentures" means Debentures that are in the form of Exhibit A attached hereto.

     "Domestic Subsidiary" means any Restricted Subsidiary of the Issuer other than a Foreign Subsidiary.

     "Equipment" means all of the Issuer's and each Guarantor's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including office equipment; together with all component and auxiliary parts and supplies used or to be used in connection therewith; wherever any of the foregoing is located.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Debt" means Debt of Issuer and its Restricted Subsidiaries in existence on the date hereof, until such amounts are repaid.

     "fair market value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

     "Foreign Subsidiary" means any Subsidiary of the Issuer formed under the laws of any jurisdiction other than the United States or any political subdivision thereof substantially all of the assets of which are located outside of the United States or that conducts substantially all of its business outside of the United States.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. All computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect as of the date hereof.

     "General Partner" means the general partner of Issuer, and initially means UMT Services, Inc., a Delaware corporation.

     "Government Notes" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including by co-issuance of the relevant Debt or by letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

     "Guarantors" means

          (1) UMTH Lending Company, L.P., a Delaware limited partnership;

          (2) UMTH Land Development, L.P., a Delaware limited partnership;

          (3) UMTH Loan Servicing, L.P., a Delaware limited partnership;

          (4) UMTH Funding Services, L.P., a Delaware limited partnership;

          (5) UMTH General Services, L.P., a Delaware limited partnership;

          (6) UMTH Lending Company - FL, L.P., a Delaware limited partnership;

          (7) Ready America Funding, L.P., a Delaware limited partnership;

          (8) Prospect Services Corp., a Texas corporation;

          (9) REO Property Company, L.P., a Texas limited partnership; and

          (10) each Restricted Subsidiary that becomes obligated on a Debenture Guarantee by executing and delivering a supplemental indenture assuming the obligations of a Guarantor under this Indenture after the date hereof, and their respective successors and assigns, in each case until released from its Debenture Guarantee in accordance with the terms of this Indenture.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Hedging Agreements.

     "Holder" or "Debentureholder" means the Person in whose name a Debenture is registered on the Registrar's books.

     "Indenture" means this Indenture as amended or supplemented from time to time.

     "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by Issuer and each Guarantor.

     "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary against fluctuations in interest rates.

     "Inventory" has the meaning assigned to it in the UCC.

     "Issue Date" means any date on which Debentures are originally issued.

     "Lien" means, with respect to any asset, any mortgage, deed of trust, deed to secure debt, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof) ; provided that in no event shall an operating lease be deemed to constitute a Lien.

     "Merger" means the merger of UMT with and into Issuer, with Issuer as the surviving entity.

     "Non-Recourse Debt" means Debt of an Unrestricted Subsidiary:

          (1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the Debentures) of the Issuer or any Restricted Subsidiary to declare a default on the other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders (or any agents or trustees on their behalf) have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer or any Restricted Subsidiary.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, Guarantees and other liabilities payable under the documentation governing any Debt, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

     "Officers" means any of the following: President, Chief Operating Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer of the General Partner or a Guarantor or the general partner thereof, as the case may be, reasonably acceptable to the Trustee.

     "Officers' Certificate" means a certificate signed by two Officers.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. As to matters of fact, an Opinion of Counsel may conclusively rely on an Officers' Certificate, without any independent investigation.

     "Pari Passu Debt" means any Debt of the Issuer or any Guarantor that ranks pari passu in right of payment with the Debentures or the relevant Debenture Guarantee.

     "Payment" means, with respect to the Debentures, any payment, whether in cash or other assets or property, of interest, principal, premium or any other amount on, of or in respect of the Debentures, any other acquisition of Debentures and any deposit into the trust described in Article VIII. The verb "pay" has a correlative meaning.

     "Permitted Business" means the businesses conducted by the Issuer and its Subsidiaries as of the date of this Indenture and any other business reasonably related, complementary or incidental to any of those businesses.

     "Permitted Liens" means

          (1) Liens securing (i) the Debentures and Debenture Guarantees (and related Obligations), and (ii) Senior Debt, which Liens under this clause
     (ii) may be senior to the Lien securing the Debentures and Debenture Guarantees;

          (2) Liens in favor of the Issuer or any Restricted Subsidiary;

          (3) Liens on property (i) existing at the time of acquisition thereof or (ii) of a Person existing at the time such Person is merged into or consolidated with or acquired by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those acquired or to those of the Person merged into or consolidated with the Issuer or a Restricted Subsidiary, as the case may be;

          (4) Liens that secure Acquired Debt of a Person, provided that such Liens do not extend to any assets other than those of the Person that became a Restricted Subsidiary of the Issuer;

          (5) banker's Liens, rights of setoff and Liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

          (6) Liens to secure Debt (including Capital Lease Obligations) for the purpose of financing or refinancing all or any part of the lease, purchase price or cost of construction or improvement of any property (real or personal) or other assets that are used or useful in the business of the Issuer or such Restricted Subsidiary (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and whether such Debt is owed to the seller or Person carrying out such construction or improvement or to any third party); provided that such Debt exists at the date of such purchase or transaction, or is created within 180 days thereafter;

          (7) Liens existing on the date hereof;

          (8) (A) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and (B) Liens for taxes, assessments or governmental charges or claims, in each case, that are not yet due or delinquent or that are bonded, as the case may be, or that are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (9) Liens, pledges or deposits in connection with (A) workmen's compensation obligations and general liability exposure of the Issuer and its Restricted Subsidiaries and (B) unemployment insurance and other social security legislation;

          (10) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit;

          (11) (A) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary of the Issuer has easement rights or on any real property leased by the Issuer or any Restricted Subsidiary and subordination or similar agreements relating thereto that do not individually or in the aggregate materially impair the value of the interests of the Issuer and its Restricted Subsidiaries in such property and (B) any condemnation or eminent domain proceedings affecting any real property;

          (12) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

          (13) Liens (a) on assets or properties subject to a Permitted Lien securing Debt permitted by this Indenture to be incurred, securing Interest Rate Agreements in respect of such Debt, or (b) securing Hedging Obligations entered into in the ordinary course of business;

          (14) without limitation of clause (1) above, Liens securing Refinancing Debt or amendments or renewals of Liens that were permitted to be incurred; provided, in each case, that such Liens do not extend to any additional property or asset of the Issuer or a Restricted Subsidiary;

          (15) any provision for the retention of title to an asset by the vendor or transferor of such asset which asset is acquired by the Issuer or any Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Issuer or such Restricted Subsidiary;

          (16) Liens that secure Debt incurred by Foreign Subsidiaries for working capital purposes (including acquisitions), and by the Issuer or any of its Restricted Subsidiaries of Guarantees of Debt of Foreign Subsidiaries or foreign joint ventures; and

          (17) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed $10 million at any one time outstanding.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Principal" of a Debenture means the principal of the Debenture plus the premium, if any, payable on the Debenture that is due or overdue or is to become due at the relevant time.

     "Responsible Officer" means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary.

     "SEC" means the Securities and Exchange Commission.

     "Secured Debt" means any Debt of the Issuer or any Guarantor secured by a Lien (other than a Lien that is subordinated to the Lien of the Trustee on the Collateral).

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Interests" means the Liens on the Collateral created by the Collateral Documents in favor of the Trustee for the benefit of the Holders.

     "Senior Debt" means any Debt or other Obligations of the Issuer or any Guarantor incurred under or in connection with (i) the Credit Facilities, (ii) the Class A Indenture, or (iii) the UMT Indebtedness.

     "Senior Officer" means the President or the Chief Operating Officer of the General Partner.

     "Significant Subsidiary" means (a) any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof or (b) any one or more Restricted Subsidiaries of the Issuer that (1) are not otherwise Significant Subsidiaries, (2) as to which any event described in clause (6), (7) or (10) of Section 6.01 herein has occurred and is continuing and (3) would together constitute a Significant Subsidiary under clause (a) of this definition.

     "Stated Maturity" means, with respect to any installment of interest or principal of, or any other amount payable in respect of, any series of Debt, the date on which such interest principal or other amount was scheduled to be paid in the documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest principal or other amount prior to the date scheduled for the payment thereof.

     "Subordinated Debt" means any Debt of the Issuer or any Guarantor (whether outstanding on the date hereof or thereafter incurred) that is subordinate or junior in right of payment to the Debentures or the applicable Debenture Guarantee pursuant to written agreement.

     "Subsidiary" means, with respect to any Person, means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either directly or through or together with another Subsidiary of such Person) owns 50% or more of the voting stock, value of or other Equity Interests (voting or non-voting) of such corporation, partnership, limited liability company, joint venture or other legal entity; provided, however, that the term "Subsidiary" does not include United Development Funding, L.P., a Delaware limited partnership.

     "Subsidiary Guarantors" means Guarantors that are Subsidiaries of Issuer.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture, unless as stated in
Section 9.03 hereof.

     "Transfer" means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by sale and leaseback transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.

     "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "UMT" means United Mortgage Trust, a Maryland business trust.

     "UMT Indebtedness" means any promissory notes issued by the Issuer or its Subsidiaries to UMT with regard to amounts loaned to the Issuer or its Subsidiaries by UMT.

     "Uniform Commercial Code" or "UCC" means the New York Uniform Commercial Code as in effect from time to time.

     "Unrestricted Subsidiary" means (1) any Subsidiary of the Issuer that is designated an Unrestricted Subsidiary by the General Partner of the Issuer in the manner provided in Section 4.05, and (2) any Subsidiary of an Unrestricted Subsidiary; but, in each case, only to the extent permissible under this Indenture, as described in Section 4.05.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors or other governing body of such Person.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

     SECTION 1.02. Other Definitions.

                            Term                              Defined in Section
                            ----                              ------------------
"Accredited Investors".....................................         2.01(b)
"automatic stay"...........................................         8.02(f)
"Bankruptcy Law"...........................................         6.01
"Covenant Defeasance"......................................         8.01(c)
"CUSIP"....................................................         2.12
"Custodian"................................................         6.01
"Designation"..............................................         4.05
"estate"...................................................         8.02(f)
"Event of Default".........................................         6.01
"Guaranteed Obligations"...................................        11.01
"Guarantor Payment Blockage Notice"                                13.03(b)
"Indemnified Party"........................................         7.07
"Initial Debentures".......................................        Preamble

                            Term                              Defined in Section
                            ----                              ------------------
"Legal Defeasance".........................................         8.01(b)
"Legal Holiday"............................................        14.08
"Notice of Default"........................................         6.01
"outstanding"..............................................         8.01(b)
"Paying Agent".............................................         2.03
"Payment Blockage Notice"..................................        12.03(b)
"Permanent Regulation S Global Debenture"..................         2.01(b)
"Physical Debenture".......................................         2.01(c)
"protected purchaser"......................................         2.06
"Registrar"................................................         2.03
"Regulation S".............................................         2.01(b)
"Released Interests".......................................        10.03
"Release Notice"...........................................        10.03(a)
"Restricted Debenture".....................................         2.01(a)
"Revocation"...............................................         4.05
"Subscription Agreement"...................................         2.01(b)
"Trustee"..................................................         8.03
"Valuation Date"...........................................        10.03(a)

     SECTION 1.03. Incorporation by Reference of Trust Indenture Act. Other than as set forth herein, this Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "Commission" means the SEC.

     "indenture notes " means the Debentures.

     "indenture security holder" means a Debenture Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture notes means the Issuer and any other obligor on the indenture Debentures.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Debt shall not be deemed to be subordinate or junior to Secured Debt merely by virtue of its nature as unsecured Debt; and

          (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall not be deemed to be the incurrence of Debt.

                                   ARTICLE II

                                 THE DEBENTURES

     SECTION 2.01. Form and Dating. (a) The Initial Debentures issued on the date hereof and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this
Article II. Any Additional Debentures shall be issued in the form of Exhibit A, if such Debenture is issued other than pursuant to an effective registration statement under the Securities Act (each Debenture issued substantially in the form of Exhibit A being hereafter referred to as a "Restricted Debenture"). The Debentures may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Issuer; and provided, further, that no Debenture may be issued without the Restricted Transfer Legend. Each Debenture shall be dated the date of its authentication. The terms of the Debentures set forth in Exhibit A are part of the terms of this Indenture. The Debentures shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

     (b) The Debentures issued on the date hereof and at each subsequent Closing are being offered and sold by the Issuer pursuant to subscription agreements (each a "Subscription Agreement"). Unless an offering of Debentures is registered under the Securities Act, the Debentures will be offered and sold by the Issuer only (i) to "Accredited Investors" (within the meaning of Rule 501 under the Securities Act) ("Accredited Investors") and (ii) in reliance on Regulation S under the Securities Act ("Regulation S"). After such initial offers and sales, Debentures that are Restricted Debentures may be transferred in reliance on Regulation S and to Accredited Investors in accordance with certain transfer restrictions. Initial Debentures issued on a Closing Date and Additional Debentures shall be issued in the form of permanent certificated securities in registered form in substantially the form set forth in Exhibit A attached hereto (the "Physical Debentures").

     (c) All Debentures issued hereunder, including the Initial Debentures and any Additional Debentures, shall be treated as a single class of securities under this Indenture.

     SECTION 2.02. Execution and Authentication. One or more Officers of the General Partner shall sign the Debentures by manual or facsimile signature.

     If an Officer whose signature is on a Debenture no longer holds that office at the time the Trustee authenticates the Debenture, the Debenture shall be valid nevertheless.

     A Debenture shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Debenture. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery upon a written order of the General Partner signed by two of its Officers Debentures for original issue on the date hereof and on subsequent Issue Dates in an aggregate principal amount of up to $25,000,000. Such order shall specify the amount of the Debentures to be authenticated, and the date on which the original issue of Debentures is to be authenticated. The aggregate principal amount of Debentures outstanding at any time may not exceed $25,000,000 except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Debentures. Any such appointment shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate

Debentures whenever the Trustee may do so. After any such appointment, each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     SECTION 2.03. Registrar and Paying Agent. The Issuer shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Debentures may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02.

     The Issuer may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Issuer initially designates the Corporate Trust Office of the Trustee specified in Section 14.02 as such office of the Issuer in accordance with this
Section 2.03.

     The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Either the Issuer or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Debentures.

     The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided that no such removal shall become effective until payment to the Registrar or Paying Agent of any fees due to either of them from the Issuer, other than fees which are currently being contested in good faith, and (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon not less than three Business Days' prior written notice to the Issuer; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

     SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to 10:00 a.m. on each due date of the principal and interest on any Debenture, the Issuer shall deposit with the Paying Agent (or if the Issuer or a permitted Wholly Owned Restricted Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Debentureholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Debentures and shall notify the Trustee in writing of any default by the Issuer in making any such payment within one Business Day thereof. If the Issuer or a permitted Wholly Owned Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

     Any money deposited with any Paying Agent, or then held by the Issuer or a permitted Wholly Owned Restricted Subsidiary in trust for the payment of principal or interest on any Debenture and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Issuer at its request, or, if then held by the Issuer or a permitted Wholly Owned Restricted Subsidiary, shall be discharged from such trust; and the Debentureholders shall thereafter, as general unsecured creditors, look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

     SECTION 2.05. Debentureholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Debentureholders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Debentureholders.

     SECTION 2.06. Transfer and Exchange. Transfers of Debentures are restricted in accordance with Section 2.13. The Debentures shall be issued in registered form and shall be transferable only upon the surrender of a Debenture for registration of transfer. When a Debenture is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the following requirements (and any additional requirements imposed by any amendments to Section 8.401 of the Uniform Commercial Code or any replacement or successor section) are met: (i) the Person seeking registration of transfer is eligible to have the Debenture registered in the name of the Person; (ii) the indorsement or instruction for transfer is made by the appropriate Person or by an agent who has actual authority to act on behalf of the appropriate Person; (iii) reasonable assurance is given the Registrar that the indorsement or instruction is genuine and authorized; (iv) any applicable law relating to the collection of taxes has been complied with;
(v) the transfer does not violate the Restricted Debentures Legend or the Restricted Transfer Legend; (vi) a demand that the Issuer or the Registrar not register the transfer has not become effective under Section 8.403 of the UCC, or the Issuer has complied has complied with Section 8.403(b) of the UCC but no legal process or indemnity bond is obtained as provided in Section 8.403(d) of the UCC; and (vii) the transfer is in fact rightful or is to a protected purchaser as defined in Section 8.303 of the UCC (a "protected purchaser"). When a Debenture is presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Debentures of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Debentures at the Registrar's or co-registrar's request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.

     Prior to the due presentation for registration of transfer of any Debenture, the Issuer, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Debenture is registered as the absolute owner of such Debenture for the purpose of receiving payment of principal of and accrued and unpaid interest, if any, on such Debenture and for all other purposes whatsoever, whether or not such Debenture is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     All Debentures issued upon any transfer or exchange pursuant to this
Section 2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Debentures surrendered upon such transfer or exchange.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     SECTION 2.07. Replacement Debentures. If a mutilated Debenture is surrendered to the Registrar or if the Holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Debenture if the Holder (i) satisfies the Issuer or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Issuer or the Trustee prior to the Debenture being acquired by a protected purchaser and (iii) satisfies any other reasonable requirements of the Trustee and the Issuer including evidence of the destruction, loss or theft of the Debenture. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Debenture is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Debenture including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Debenture has become or is about to become due and payable, the Issuer in its discretion may pay such Debenture instead of issuing a new Debenture in replacement thereof.

     Every replacement Debenture is an additional obligation of the Issuer.

     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Debentures.

     SECTION 2.08. Outstanding Debentures. Debentures outstanding at any time are all Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Debenture does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Debenture.

     If a Debenture is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Debenture is held by a protected purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a maturity date money sufficient to pay all principal and interest payable on that date with respect to the Debentures (or portions thereof) maturing, and the Paying Agent is not prohibited from paying such money to the Debentureholders on that date pursuant to the terms of this Indenture, then on and after that date such Debentures (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     SECTION 2.09. Temporary Debentures. Until Definitive Debentures are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of Definitive Debentures but may have variations that the Issuer considers appropriate for temporary Debentures. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Debentures and deliver them in exchange for temporary Debentures upon surrender of such temporary Debentures at the office or agency of the Issuer, without charge to the Holder.

     SECTION 2.10. Cancellation. The Issuer at any time may deliver Debentures to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Debentures surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Debentures to the Issuer in accordance with the Trustee's customary procedures. The Issuer may not issue new Debentures to replace Debentures they have paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Debentures in place of canceled Debentures other than pursuant to the terms of this Indenture.

     SECTION 2.11. Defaulted Interest. If the Issuer defaults in a payment of interest on the Debentures, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Debentureholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Debentureholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

     The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any Debentures exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

     SECTION 2.12. CUSIP Numbers. The Issuer in issuing the Debentures may use "CUSIP" numbers (if then generally in use); provided, however, that no representation is made as to the correctness of such numbers either as printed on the Debentures, and reliance may be placed only on the other identification numbers printed on the Debentures. The Issuer will promptly notify the Trustee of any change in "CUSIP" numbers.

     SECTION 2.13. Special Transfer Restrictions and Provisions. Debentures, or beneficial interests therein, shall not be transferable without the prior written consent of the General Partner, which consent may be withheld in the General Partner's discretion. In addition, unless and until a Restricted Debenture is transferred or exchanged under an effective registration statement under the Securities Act, the following provisions shall apply:

     (a) Transfers to Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Debenture to any Accredited Investor (other than pursuant to Regulation S):

               (i) The Registrar shall register the transfer of any Restricted Debenture by a Holder if (x) the requested transfer is (I) at least two years after the later of (A) the Issue Date with respect to such Restricted Debenture and (B) the date such Restricted Debenture was acquired from an affiliate of the Issuer and (II) at least three months after the last date such Holder was an affiliate of the Issuer or (y) the proposed transferee has delivered to the Registrar a letter substantially in the form set forth in Exhibit C hereto.

     (b) Transfers Pursuant to Regulation S. If a Holder proposes to transfer a Restricted Debenture pursuant to Regulation S, then the Registrar shall register any such proposed transfer if (x) the requested transfer is at least two years after the Issue Date with respect to such Restricted Debenture and at least three months after the last date such Holder was a affiliate of the Issuer or
(y) upon receipt of a letter substantially in the form of Exhibit D hereto from the proposed transferor and receipt of a letter substantially in the form of Exhibit E hereto from the proposed transferee.

     (c) Restricted Debentures Legend. Upon the transfer, exchange or replacement of Debentures bearing the Restricted Debentures Legend, the Registrar shall deliver only Debentures that bear the Restricted Debentures Legend unless either (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (d) General. By its acceptance of any Debenture, each Holder of such a Debenture acknowledges the restrictions on transfer of such Debenture set forth in this Indenture and in the Restricted Debentures Legend and Restricted Transfer Legend, and agrees that it shall transfer such Debenture or a beneficial interest therein only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.13. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                   ARTICLE III

                                   REDEMPTION

     SECTION 3.01. Notices to Trustee. If the Issuer elects to redeem Debentures pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date, the principal amount of Debentures to be redeemed and the paragraph of the Debentures pursuant to which the redemption will occur.

     The Issuer shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Debentures are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     SECTION 3.02. Selection. If less than all of the Debentures are to be redeemed at any time, selection of Debentures for redemption will be made by the Trustee in compliance with the requirements of the principal national exchange, if any, on which the Debentures are listed, or, if the Debentures are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that if a partial redemption is made with the proceeds of a public offering of common stock, selection of the Debentures or portions thereof for redemption shall be made by the Trustee on a pro rata basis only or on as nearly a pro rata basis as is practicable, unless such method is otherwise prohibited. If any Debenture is to be redeemed in part only, the notice of redemption that relates to such Debenture shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Debentures or portions of them called for redemption.

     SECTION 3.03. Notice. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed at its registered address. Notices of redemption may not be conditional. The Trustee shall notify the Issuer promptly of the Debentures or portions of Debentures to be redeemed.

     The notice shall identify the Debentures to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Debentures are to be redeemed, the certificate numbers and principal amounts of the particular Debentures to be redeemed;

          (6) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Debentures (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Debentures pursuant to which the Debentures called for redemption are being redeemed;

          (8) the CUSIP number, if any, printed on the Debentures being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Debentures.

     At the Issuer's request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

     SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Debentures called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Debentures shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Debentureholder of the redeemed Debentures registered on the relevant record date. If mailed in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m. on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on the redemption date other than Debentures or portions of Debentures called for redemption that have been delivered by the Issuer to the Trustee for cancellation.

     SECTION 3.06. Debentures Redeemed in Part. Upon surrender of a Debenture that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

     SECTION 3.07. Optional Redemption. The Debentures may not be redeemed prior to April 1, 2007. Thereafter, the Debentures will be subject to redemption at any time at the option of the Issuer, in whole or in part, at 100% of the principal amount plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

     SECTION 3.08. No Sinking Fund. There shall be no sinking fund for the payment of principal on the Debentures to the Debentureholders.

                                   ARTICLE IV

                                    COVENANTS

     SECTION 4.01. Payment of Debentures. The Issuer shall promptly pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (but only if other than the Issuer or a Wholly Owned Restricted Subsidiary) holds by 10:00 a.m., New York City time, in accordance with this Indenture available funds sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Debentureholders on that date pursuant to the terms of this Indenture.

     The Issuer shall pay interest on overdue principal at the rate specified therefor in the Debentures, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02. Reports. During any period in which the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Issuer will file with the SEC, and provide, within 15 days after the Issuer is required to file the same with the SEC, the Trustee and the Debenture holders with the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. During any period in which the Issuer is not required to file such reports, documents and information with the SEC, the Issuer will provide the Trustee and Debenture holders annual reports containing financial statements audited by our independent auditors. To the extent the requirements of this Section 4.02 conflict with TIA Section 3.14(a), this Section 4.02 shall control.

     SECTION 4.03. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Debt owed to the Issuer or any of its Restricted Subsidiaries, (ii) make loans or advances to the Issuer or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing or by reason of:

          (1) under the Senior Debt and any contracts in effect on the date hereof, including the Credit Facilities and other Existing Debt and the related documentation, as in effect on the date hereof;

          (2) this Indenture, the Debentures, the Debenture Guarantees and any other agreement entered into after the date hereof, provided that the encumbrances or restrictions in such agreements are not materially more restrictive than those contained in the foregoing agreements;

          (3) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (4) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired;

          (5) in the case of clause (iii) above, any encumbrance or restriction
     (i) that restricts in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract or (ii) contained in security agreements or mortgages securing Debt to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

          (6) in the case of clause (iii) above, any Lien on property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture;

          (7) any restriction under an agreement (including an option or right) to sell property or assets of, or Equity Interest in, the Issuer or any Restricted Subsidiary pending the closing of such sale, which sale is permitted under this Indenture;

          (8) restrictions on cash or other deposits or net worth imposed by leases or other agreements entered into in the ordinary course of business;

          (9) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (10) any encumbrances or restrictions created with respect to (i) Debt or Preferred Stock of Guarantors and (ii) Preferred Stock of Subsidiaries that are not Guarantors, provided that in the case of this clause (ii) the General Partner of the Issuer determines (as evidenced by a resolution of the Board of Directors of General Partner) in good faith at the time such encumbrances or restrictions are created that such encumbrances or restrictions would not reasonably be expected to impair the ability of the Issuer to make payments of interest and scheduled payments of principal on the Debentures in each case as and when due; or

          (11) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (l0) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrances or restrictions than those contained in the contracts, instruments or obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

     SECTION 4.04. Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the General Partner they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do have such knowledge, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Section 314(a)(4) of the TIA.

     The Issuer shall deliver to the Trustee, as soon as possible and in any event within five days after the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default and the action which the Issuer proposes to take with respect thereto.

     SECTION 4.05. Limitation on Designations of Unrestricted Subsidiaries. The General Partner of the Issuer may designate (a "Designation") any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any Restricted Subsidiary, so long as no Default or Event of Default shall have occurred and is continuing at the time of or after giving effect to such Designation. Notwithstanding the foregoing, no Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

          (1) has no Debt other than Non-Recourse Debt;

          (2) is not a Guarantor;

          (3) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates; and

          (4) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity

     Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results.

     The General Partner of the Issuer may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), provided that:

          (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Revocation; and

          (2) all Liens and Debt of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Indenture.

     Any such Designation or Revocation by the General Partner after the date hereof shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the General Partner giving effect to such Designation or Revocation and an Officers' Certificate certifying that such Designation or Revocation complied with the foregoing provisions.

     SECTION 4.06. Liens. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Debt (or with respect to Collateral, Liens of any kind) upon any of their property or assets, now owned or hereafter acquired, other than Permitted Liens.

     SECTION 4.07. Additional Debenture Guarantees. All current and future Subsidiaries of the Issuer, other than Foreign Subsidiaries, and Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries, will be Guarantors in accordance with the terms of this Indenture.

     SECTION 4.08. Business Activities. The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as is not material to the Issuer and its Restricted Subsidiaries taken as a whole.

     SECTION 4.09. Further Assurances. The Issuer shall, and shall cause each of the Subsidiary Guarantors to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, security agreements, pledge agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, and other instruments as may be required by the Trustee from time to time in order to:

          (1) carry out more effectively the purposes of the Collateral
     Documents;

          (2) subject to the Liens created by any of the Collateral Documents, any of the properties, rights or interest required to be encumbered thereby;

          (3) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby; and

          (4) better assure, grant, preserve, protect and confirm to the Trustee any of the rights granted now or hereafter intended by the parties thereto to be granted to the Trustee under any other instrument executed in connection therewith or granted to the Collateral Agent or Trustee, as applicable under the Collateral Documents or under any other instrument executed in connection therewith.

     SECTION 4.10. Limited Partnership Existence. Except as otherwise permitted by Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a limited partnership and the corporate, partnership or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the rights (charter and statutory) and material franchises of each of its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, franchise, limited partnership or corporate existence with respect to each such Restricted Subsidiary if the General Partner of the Issuer shall determine that the loss thereof would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Issuer and its Restricted Subsidiaries taken as a whole.

                                    ARTICLE V

                                SUCCESSOR ISSUER

     SECTION 5.01. Merger, Consolidation or Sale of All or Substantially All Assets of the Issuer. The Issuer shall not consolidate or merge with or into (whether or not the Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

               (i) the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a limited partnership or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

               (ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Debentures, this Indenture, and the Collateral Documents, pursuant to a supplemental indenture and other documents reasonably satisfactory to the Trustee; and

               (iii) immediately after such transaction no Default exists.

     Notwithstanding clause (iii) above, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer; (b) the Issuer may merge or consolidate with an Affiliate organized solely for the purpose of reorganizing the Issuer in another jurisdiction; and (c) the Merger may occur.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the assets and properties of the Issuer (determined on a consolidated basis for the Issuer and its Subsidiaries), shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

     Upon any consolidation or merger in which the Issuer is not the continuing entity, or any transfer of all or substantially all of the assets of the Issuer in each case in accordance with the foregoing, the surviving entity or the Person formed by or surviving any such consolidation or merger shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Debentures, this Indenture, and the Collateral Documents, with the same effect as if such surviving entity or the Person formed by or surviving any such merger or consolidation had been named as such.

     With respect to each transaction described above, the Issuer or the relevant surviving entity, as applicable, will cause such amendments or other instruments to be filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien of the Collateral Documents on the Collateral owned by or transferred to such Person, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states.

     SECTION 5.02. Merger, Consolidation or Sale of All or Substantially All Assets of a Guarantor. No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Issuer or another Guarantor) unless:

               (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) is organized under the laws of any State of the United States of America or the District of Columbia and assumes all the obligations of such Guarantor under the Debenture Guarantee of such Guarantor, this Indenture and the Collateral Documents applicable to such Guarantor pursuant to a supplemental indenture reasonably satisfactory to the Trustee; and

               (ii) immediately after giving effect to such transaction, no Default exists.

     Notwithstanding the foregoing clause (ii) above, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to any Guarantor, (b) any Guarantor may merge with an Affiliate organized solely for the purpose of reorganizing such Guarantor in another jurisdiction and (c) the Merger may occur.

     Upon any consolidation or merger in which a Guarantor is not the continuing entity in accordance with the foregoing, the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under its Debenture Guarantee, this Indenture, and the Collateral Documents applicable to such Guarantor with the same effect as if such surviving limited partnership or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) had been named as such.

WITH RESPECT TO EACH TRANSACTION DESCRIBED IN THE ABOVE PARAGRAPHS, ISSUER, SUCH GUARANTOR OR THE RELEVANT SURVIVING ENTITY, AS APPLICABLE, WILL CAUSE SUCH AMENDMENTS OR OTHER INSTRUMENTS TO BE FILED AND RECORDED IN SUCH JURISDICTIONS AS MAY BE REQUIRED BY APPLICABLE LAW TO PRESERVE AND PROTECT THE LIEN OF THE COLLATERAL DOCUMENTS ON THE COLLATERAL OWNED BY OR TRANSFERRED TO SUCH PERSON, TOGETHER WITH SUCH FINANCING STATEMENTS AS MAY BE REQUIRED TO PERFECT ANY SECURITY INTERESTS IN SUCH COLLATERAL WHICH MAY BE PERFECTED BY THE FILING OF A FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE OF THE RELEVANT STATES.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

     SECTION 6.01. Events of Default and Remedies. (a) An "Event of Default" occurs if:

          (1) default for 30 days in the payment when due of interest on the Debentures;

          (2) default in payment when due of the principal of or premium, if any, on the Debentures (including the failure to make a payment to purchase Debentures tendered pursuant to a redemption notice);

          (3) failure by the Issuer for 30 days after receipt of notice from the Trustee or the holders of at least 25% in principal amount of the then outstanding Debentures to comply with the provisions of 5.01 or 5.02;

          (4) failure by the Issuer for 60 days after receipt of notice from the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Debentures specifying such failure to comply with any of its other agreements in this Indenture or the Debentures;

          (5) the failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of all such Debt unpaid or accelerated at the time exceeds $2 million;

          (6) any judgment or decree for the payment of money in excess of $10 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Issuer or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 90 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

          (7) any Debenture Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by this Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Debenture Guarantee;

          (8) default by the Issuer or any Subsidiary Guarantor in the performance of the Collateral Documents which results in the unenforceablity, invalidity, imperfection or lack of requisite priority of the Trustee's or the Collateral Agent's Lien on Collateral with a fair market value in excess of $10 million, or the repudiation or disaffirmation by the Issuer or any Subsidiary Guarantor of its obligations under the Collateral Documents or the determination in a judicial proceeding that the Collateral Documents are unenforceable or invalid against the Issuer or any Subsidiary Guarantor for any reason;

          (9) an Event of Default (as defined in the Class A Indenture) has occurred and is continuing under the Class A Indenture.

          (10) the Issuer or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

               (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; or

          (11) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or for any substantial part of its property; or

               (C) orders the winding up or liquidation of the Issuer or any Restricted Subsidiary that is a Significant Subsidiary;

          or any similar relief is granted under any foreign laws and the order or decree relating thereto remains unstayed and in effect for 60 days.

     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. For purposes of this Section, the term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (3) or (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Debentures notify the Issuer in writing by registered or certified mail, return receipt requested, of the Default and the Issuer does not cure such Default within the time specified in clauses (3) and (4) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

     SECTION 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(10) or (11) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer in writing, or the Holders of at least 25% in aggregate principal amount of the outstanding Debentures by notice in writing to the Issuer, may declare the principal of and accrued but unpaid interest on all the Debentures to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in
Section 6.01(a)(10) or (11) with respect to the Issuer occurs, the principal of and interest on all the Debentures shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Debentureholders.

     (b) At any time after a declaration of acceleration with respect to the Debentures as described in Section 6.02(a), the Holders of a majority in aggregate principal amount of the Debentures may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Debentureholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative (to the extent permitted by law).

     SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Debentures then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Debentures waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of or premium on, the Debentures. When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

     SECTION 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Debentureholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Debentureholder may pursue any remedy with respect to this Indenture or the Debentures unless:

          (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2) Holders of at least 25% in aggregate principal amount of the outstanding Debentures have made a written request to the Trustee to pursue the remedy;

          (3) such Holders have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

          (4) the Trustee has not complied with request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in aggregate principal amount of the outstanding Debentures have not given the Trustee a direction inconsistent with such request within such 60-day period.

     A Debentureholder may not use this Indenture or the Collateral Documents to prejudice the rights of another Debentureholder or to obtain a preference or priority over another Debentureholder.

     SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Debentures held by such Holder, on or after the respective due dates expressed in the Debentures, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture and the Collateral Documents upon any of the Collateral.

     SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

     SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Debentureholders allowed in any judicial proceedings relative to the Issuer, any Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

     SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Debentureholders for amounts due and unpaid on the Debentures for principal, interest and premium, if any, ratably, according to the amounts due and payable on the Debentures for principal, interest, and premium, if any, respectively; and

          THIRD: to the Issuer.

     The Trustee may fix a record date and payment date for any payment to Debentureholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Debentureholder and the Issuer a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Debentures.

     SECTION 6.12. Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VII

                                     TRUSTEE

     SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Collateral Documents and no implied covenants or obligations shall be read into this Indenture or the Collateral Documents against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Collateral Documents. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture or the Collateral Documents.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of Section 7.01(b);

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture or the Collateral Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     SECTION 7.02. Rights of Trustee. Subject to Section 7.01:

          (a) The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Debentures shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Debentures at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (g) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

          (h) The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

          (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless a Trust Officer receives written notice thereof at its Corporate Trust Office specified in Section 14.02, from the Issuer or a Holder that such Default or Event of Default has occurred, and such notice references the Debentures and this Indenture.

          (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (k) The Trustee may request that the Issuer deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Issuer's use of the proceeds from the Debentures, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Debentures or in the Debentures other than the Trustee's certificate of authentication.

     SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and the Trustee has notice of such Default (as determined in accordance with Section 7.02(i) above), the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Debenture, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of Debentureholders. If a Default occurs and is continuing and a Senior Officer of the General Partner has actual knowledge of such Default, the Issuer shall deliver to the Trustee written notice of such Default, which notice shall include the status of such Default and any action being taken or proposed to be taken by the Issuer with respect thereto. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder, except in the case of an Event of Default under Section 6.01(a)(1) or (2) hereof (provided that the Trustee is Paying Agent), unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office specified in Section 14.02, from the Issuer or a Holder that such Default or Event of Default has occurred.

     SECTION 7.06. Reports by Trustee to Holders. The Trustee shall transmit to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending December 31 and shall be transmitted by the next succeeding March 15.

     A copy of each report at the time of its mailing to Debentureholders shall be filed with the SEC, if then required, and each stock exchange (if any) on which the Debentures are listed. The Issuer agrees to notify promptly the Trustee whenever the Debentures become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation as is agreed to in writing by the Trustee and the Issuer for the Trustee's services hereunder and under the Collateral Documents. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.

The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly but not severally, shall indemnify the Trustee and its officers, directors, shareholders, agents and employees (each, an "Indemnified Party") for and hold each Indemnified Party harmless against any and all loss, damage, claims, liability or expense (including reasonable attorneys' fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture or the Debentures or any Collateral Document and the performance of their duties hereunder or under the Collateral Documents, including the cost and expense of enforcing this Indenture against the Issuer (including this Section 7.07), and defending itself against any claim (whether asserted by a Holder or any other person). The Trustee and its officers, directors, shareholders, agents and employees in its capacity as Paying Agent, Registrar, Custodian and agent for service of notice and demands shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the Indemnified Party shall provide reasonable cooperation at the Issuer's expense in the defense. Such Indemnified Parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided that the Issuer shall not be required to pay such fees and expenses if it assumes such Indemnified Parties' defense and, in such Indemnified Parties' reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such party's own willful misconduct, negligence or bad faith. The Issuer need not pay any settlement made without its consent (which consent shall not be unreasonably withheld).

     To secure the Issuer's payment obligations in this Section and all other obligations to the Trustee pursuant to this Indenture, and the Collateral Documents, including all fees, expenses, and rights to indemnification, the Trustee shall have a lien on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Debentures. Such lien shall survive the satisfaction and discharge of this Indenture and the termination of any Collateral Documents and the resignation or removal of the Trustee. The Trustee's right to receive payment of any amounts due under this Indenture and the termination of any Collateral Documents shall not be subordinated to any other Debt of the Issuer and the Debentures shall be subordinate to the Trustee's rights to receive such payment.

     The Issuer's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(10) or (11) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the Debentures may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Debentures and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Debentureholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

     If the Trustee fails to comply with Section 7.10, any Debentureholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided, that such Person shall be qualified and eligible under this Article VII.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor to the Trustee.

     SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other Securities or certificates of interest or participation in other Securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     SECTION 7.11. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

     SECTION 8.01. Legal Defeasance and Covenant Defeasance. (a) The Issuer may, at the option of its General Partner evidenced by a resolution of the General Partner's Board of Directors set forth in an Officers' Certificate, at any time, elect to have either

Section 8.01(b) or 8.01(c) hereof be applied to all outstanding Debentures upon compliance with the conditions set forth below in this Article VIII.

     (b) Upon the Issuer's exercise under Section 8.01(a) hereof of the option applicable to this Section 8.01(b), the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Debentures and any Debenture Guarantee on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuer and each Guarantor shall be deemed to have paid and discharged the entire Debt represented by the outstanding Debentures and any Debenture Guarantee, which Debentures and Debenture Guarantee shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.03 hereof and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under such Debentures and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Debentures to receive solely from the trust fund described in
Article VIII hereof, as more fully set forth in such Article, payments in respect of the principal of, premium, if any, and interest, if any, on such Debentures when such payments are due, (ii) the Issuer's obligations with respect to the Debentures under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.09,
7.07 and 7.08, which shall survive until the Debentures have been paid in full (thereafter, the Issuer's obligations in Section 7.07 shall survive), and (iii) this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.01(b) notwithstanding the prior exercise of its option under Section 8.01(c) hereof.

     (c) Upon the Issuer's exercise under Section 8.01(a) hereof of the option applicable to this Section 8.01(c), the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02 hereof, be released from their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06,
4.07 and 4.08 hereof with respect to the outstanding Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Debentures shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration of act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed "outstanding" for all the other purposes hereunder (it being understood that such Debentures and the related Debenture Guarantee shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Debentures shall be unaffected thereby. In addition, upon the Issuer's exercise under
Section 8.01(a) hereof of the option applicable to this Section 8.01(c) hereof, subject to the satisfaction of the conditions set forth in Section 8.02, Sections 6.01(3), 6.01(4) (with respect to compliance with Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07 and 4.08), 6.01(5), 6.01(6), 6.01(7) or 6.01(8)) shall not constitute Events of Default.

     SECTION 8.02. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 8.01(b) or 8.01(c) hereof to the outstanding Debentures:

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, Government Notes, or a combination thereof, in such amounts as will be sufficient (without reinvestment), in the opinion of a firm of independent public accountants reasonably acceptable to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding Debentures on the Stated Maturity;

          (b) in the case of an election under Section 8.01(b) hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 8.01(c) hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Debentures will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

          (f) the Issuer shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exclusions, to the effect that after the 91st day following the deposit pursuant to Section 8.02(a), the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of the Issuer or subject to the "automatic stay" under the Bankruptcy Law, or in the case of a Covenant Defeasance, will be subject to a first priority Lien in favor of the Trustee for the benefit of the Holders;

          (g) the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or the Guarantors, as applicable, or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or the Guarantors, as applicable, or others; and

          (h) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

     SECTION 8.03. Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.04 hereof, all money and Government Notes (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.03, the "Trustee") pursuant to Section 8.02 hereof in respect of the outstanding Debentures shall be held in trust and applied by the Trustee, in accordance with the provisions of such Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Debentures of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

     Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Notes held by it as provided in Section 8.02 hereof which, in the opinion of a firm of independent public accountants reasonably acceptable to the Trustee expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.02(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 8.04. Repayment to the Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Debenture and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in the New York Times (national edition) and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

     SECTION 8.05. Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or Government Notes in accordance with this
Article VIII by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to this
Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however, that, if the Issuer or any Guarantor makes any payment of principal of, premium, if any, or interest on any Debenture following the reinstatement of its obligations, the Issuer or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money held by the Trustee or Paying Agent.

     SECTION 8.06. Satisfaction and Discharge of Indenture. Upon the request of the Issuer, this Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Debentures, as expressly provided for herein or pursuant hereto), the Issuer and the Guarantors will be discharged from their obligations under the Debentures and the Debenture Guarantees, and the Trustee, at the expense of the

Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Debenture Guarantees and the Debentures when:

          (a) either (i) all the Debentures theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Debentures that have been replaced or paid and Debentures that have been subject to defeasance under this Article VIII) have been delivered to the Trustee for cancellation or (ii) all Debentures not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at maturity within one year, and the Issuer, in the case of (A) or (B) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge the entire Debt on such Debentures not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Debentures to the date of such deposit (in the case of Debentures that have become due and payable) or to the Stated Maturity;

          (b) the Issuer has paid or caused to be paid all sums payable under this Indenture by the Issuer; and

          (c) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture, the Debenture Guarantees, the security agreements relating thereto and the Debentures have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section, the obligations of the Trustee under Section 8.03 and Section 2.04 shall survive.

                                   ARTICLE IX

                                   AMENDMENTS

     SECTION 9.01. Without Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Debentures, the Debenture Guarantees, or the Collateral Documents without notice to or consent of any Debentureholder:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Debentures in addition to or in place of certificated Debentures (provided that the uncertificated Debentures are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Debentures are described in Section 163(f)(2)(B) of the Code);

          (3) to provide for the assumption of the Issuer's or any Guarantor's obligations to Holders of Debentures in the case of a merger, consolidation or sale of assets;

          (4) to release any Debenture Guarantee or any Collateral or to release or subordinate the Lien on any Collateral on account of Permitted Liens permitted to be granted to third parties, or amend, restate and/or assign the Collateral Documents in connection with a refinancing of Senior Debt, in each case in accordance with the provisions of this Indenture and the Collateral Documents;

          (5) to provide for additional Guarantors or co-obligors;

          (6) to add Collateral;

          (7) to make any change that would provide any additional rights or benefits to the Holders of Debentures or that, as determined by the General Partner of the Issuer in good faith, does not materially adversely affect the legal rights of any such Holder under this Indenture, the Debentures or the Debenture Guarantees or the Collateral Documents; or

          (8) to the extent qualified, to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

     After an amendment under this Section becomes effective, the Issuer shall mail to Debentureholders a notice briefly describing such amendment. The failure to give such notice to all Debentureholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.02. With Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Debentures, the Debenture Guarantees or the Collateral Documents without notice to any Debentureholder but with the written consent of the Holders of at least a majority in principal amount of the Debentures then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Debentures), and any existing default or compliance with any provisions of this Indenture, the Debentures, the Debenture Guarantees or the Collateral Documents may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for Debentures). Notwithstanding the foregoing, without the consent of each

Holder affected, an amendment or waiver may not (with respect to any Debentures held by a non-consenting Holder):

          (i) reduce the principal amount of Debentures whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Debenture;

          (iii) reduce the rate of or change the time for payment of interest on any Debenture;

          (iv) waive a Default in the payment of principal of or premium, if any, or interest on the Debentures (except a rescission of acceleration of the Debentures by the Holders of at least a majority in aggregate principal amount of the Debentures then outstanding and a waiver of the payment default that resulted from such acceleration);

          (v) make any Debenture payable in money other than that stated in the Debentures;

          (vi) impair the rights of Holders of Debentures to receive payments of principal of or premium, if any, or interest on the Debentures;

          (vii) make any change in the foregoing amendment or waiver provisions;

          (viii) subordinate the Debentures or any Debenture Guarantee to any other Debt; or

          (ix) except as permitted by this Indenture, release any Debenture Guarantee or substantially all of the Collateral.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section becomes effective, the Issuer shall mail to Debentureholders a notice briefly describing such amendment. The failure to give such notice to all Debentureholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Debentures shall comply with the TIA as then in effect, either as required under the TIA at the time or, if not required, to the extent set forth in such amendment.

     SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Debenture shall bind the Holder and every subsequent Holder of that Debenture or portion of the Debenture that evidences the same debt as the consenting Holder's Debenture, even if notation of the consent or waiver is not made on the Debenture. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Debenture or portion of the Debenture if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Debentureholder. Except if otherwise specified in such amendment or waiver, an amendment or waiver becomes effective once the requisite number of consents are received by the Issuer or the Trustee.

     The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Debentureholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Debentureholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

     SECTION 9.05. Notation on or Exchange of Debentures. If an amendment changes the terms of a Debenture, the Trustee may require the Holder of the Debenture to deliver it to the Trustee. The Trustee may place an appropriate notation on the Debenture regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms. Failure to make the appropriate notation or to issue a new Debenture shall not affect the validity of such amendment.

     SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture that such amendment is the legal, valid and binding obligation of the Issuer and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

     SECTION 9.07. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Debentures unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE X

                              COLLATERAL DOCUMENTS

     SECTION 10.01. Collateral Documents; Additional Collateral.

     (a) Collateral Documents. In order to secure the due and punctual payment of the Debentures, and the other amounts payable to the Trustee hereunder, the Issuer, the Guarantors and the Trustee or the Collateral Agent, as the case may be, shall on the date hereof enter into the Collateral Documents to create the Security Interests and for related matters, and subsequent to the date hereof shall enter into any such Collateral Documents as may be necessary or appropriate to effect the provision of this Indenture or to set forth the respective priorities between holders of Senior Debt and holders of Debentures. Any Guarantor shall, upon becoming a Guarantor, become a party to each applicable Collateral Document as shall be necessary or appropriate to grant and create a valid Lien on all Collateral of such Guarantor, in each case, subject to no Liens other than Permitted Liens. The Liens granted by Issuer and Guarantors hereunder pursuant to the Collateral Documents shall rank junior to the Liens granted by Issuer and Guarantors in respect of the Class A Debentures, and the Collateral Agent shall act as a common collateral agent with respect to the Liens granted to secure the Obligations under the Debentures and under the Class A Debentures in accordance with the Collateral Documents.

     The Collateral Agent may also, but is not required to, act as a common collateral agent with respect to any Liens granted pursuant to other Senior Debt. If the holders or potential holders of Senior Debt require an intercreditor or similar agreement setting forth the respective priorities of Liens with respect to the Collateral, and the Trustee is unwilling to serve as such common collateral agent or the holders of such Senior Debt require a different collateral agent, the Issuer may appoint a replacement Collateral Agent reasonably acceptable to the holders of Senior Debt in accordance with the terms of the applicable Collateral Documents.

     (b) Additional Collateral. Promptly upon the acquisition or receipt by the Issuer or any Guarantor of After-Acquired Property:

          (i) the Issuer or the applicable Guarantor, as the case may be, and the Collateral Agent will, if necessary, (A) enter into such amendments or supplements to the Collateral Documents or such additional Collateral Documents (in each case in registrable or recordable form if requested by the Trustee), and cause such amendments and supplements to be filed and recorded in all such governmental offices as shall be necessary in order to grant and create a valid and perfected Lien on and Security Interest in such After-Acquired Property in favor of the Collateral Agent (subject to no Liens except Permitted Liens) and (B) cause appropriate financing statements to be filed in such governmental offices as shall be reasonably necessary in order to perfect any security interest in such After-Acquired Property as to which a security interest may, under the UCC of the applicable jurisdiction, be perfected by the filing of a financing statement;

          (ii) the Issuer or the applicable Guarantor, as the case may be, shall also deliver to the Trustee the following:

               (A) an Opinion of Counsel either (a) substantially to the effect that, in the opinion of such counsel, the applicable Collateral Documents, financing statements and all other instruments of further assurance or assignment have been properly recorded and filed so as to make effective and perfect the Security Interests in such After-Acquired Property and reciting the details of such action or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect the Security Interests in such After-Acquired Property; and

               (B) evidence of payment to be made by the Issuer or the applicable Guarantor of all filing fees, recording and registration charges, transfer taxes and other costs and expenses including reasonable legal fees and disbursements of counsel for the Trustee (and any local counsel) that may be incurred to validly and effectively subject such property to the Lien of the Collateral Documents and to perfect such Lien.

          (iii) in connection with the deliveries made pursuant to clauses (i) and (ii) of this Section 10.01(b), the Issuer or the applicable Guarantor shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that the documents that have been or are therewith delivered to the Trustee pursuant to this Section 10.01(b) (including any amendments, supplements or other Collateral Documents referred to in clause (i) above) conform in all material respects to the requirements of this Indenture.

     (c) Each Holder, by accepting a Debenture, agrees to all of the terms and provisions of the Collateral Documents, as the same may be amended from time to time pursuant to the provisions of the Collateral Documents and this Indenture.

     SECTION 10.02. Recording, Etc. (a) The Issuer and each other Guarantor shall take or cause to be taken all action required or desirable to maintain, perfect, preserve and protect the Security Interests in the Collateral granted by the Collateral Documents, to the extent required thereby, including, but not limited to, causing all financing statements, any Collateral Documents, other instruments of further assurance, including, without limitation, continuation statements related to After-Acquired Property to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and will execute and file such financing statements and cause to be issued and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Collateral Documents to all property comprising the Collateral.

     The Issuer shall from time to time promptly pay and discharge all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Collateral Documents, any amendments thereto and any other instruments of further assurance.

     (b) The Issuer shall furnish or cause to be furnished to the Trustee:

          (i) on the date hereof, Opinion(s) of Counsel either substantially to the effect that, in the opinion of such counsel, this Indenture, each Collateral Document and all other instruments of further assurance or assignment have been properly filed to the extent necessary to perfect or create the Security Interests created by each such Collateral Document, and reciting the details of such action, and stating that as to the Security Interests created pursuant to each such Collateral Document, such recordings, registrations and filings are the only recordings, registrations and filings necessary to give notice thereof; and

          (ii) within 30 days after April 30 in each year beginning with April 30, 2005, an Opinion of Counsel, dated as of such date, either to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registrations, filings, re-recordings, re-registrations and refilings of all instruments of further assurance as is necessary to maintain the validity, enforceability and perfection of the Security Interests of each of the Collateral Documents, and reciting with respect to such Security Interests the details of such action (or to the extent that further action is required to be taken within the next twelve months, details of such further action) or referencing prior Opinions of Counsel in which such details are given.

     SECTION 10.03. Possession, Use and Release of Collateral. The Issuer and Guarantors shall have the right to obtain a release of items of Collateral (the "Released Interests") which the Issuer or the applicable Guarantor proposes to Transfer and the Trustee shall furnish to the Collateral Agent authorization to release the Released Interests from the Lien of the applicable Collateral Documents and reconvey the Released Interests to the Issuer or the appropriate Guarantor, upon compliance with the condition that the Issuer or the appropriate Guarantor deliver to the Trustee the following:

     (a) Release Notice. A notice (each, a "Release Notice") from the Issuer or the appropriate Guarantor requesting the release of the Released Interest (i) describing the proposed Released Interest, (ii) specifying the fair market value of such Released Interest on a date within 60 days of such notice (the "Valuation Date"), (iii) specifying that the fair market value of the Released Interest that is the subject of the Release Notice, plus all Released Interests during the prior 12 months, does not exceed $500,000, and (iv) stating that the release of such Released Interest will not interfere with the Trustee's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral;

     (b) Officers' Certificate. An Officers' Certificate of the Issuer or the appropriate Guarantor stating that (i) such transfer does not include the sale of assets other than the Released Interest, (ii) there is no Default in effect or continuing on the date thereof, the Valuation Date or the date of such transfer, and (iii) all conditions precedent in this Indenture and in the Collateral Documents relating to the release in question have been complied with; and

     (c) Other Documents. All documentation required by the TIA, if any, prior to the release of Collateral by the Trustee.

     In connection with any release, the Issuer shall (i) execute, deliver and record or file and obtain such instruments as the Trustee may reasonably require, including, without limitation, amendments to the Collateral Documents, and (ii) deliver to the Trustee such evidence of the satisfaction of the applicable provisions of this Indenture and the Collateral Documents as the Trustee may reasonably require.

     In case an Event of Default shall have occurred and be continuing, the Issuer and the Guarantors, while in possession of the Collateral, may do any of the things enumerated in this Section 10.03 only if the Trustee, in its discretion, or the Holders of a majority of the principal amount of the Debentures outstanding, by appropriate action of such Holders, shall consent to such action, in which event any certificate filed under this Section 10.03 shall omit the statement to the effect that no Event of Default has occurred and is continuing. This paragraph shall not apply, however, during the continuance of an Event of Default of the type specified in Section 6.01(1) or (2).

     Any releases of Collateral made in strict compliance with the provisions of this Section 10.03 shall be deemed not to impair the Security Interests created by the Collateral Documents in favor of the Collateral Agent, in contravention of the provisions of this Indenture.

     SECTION 10.04. Eminent Domain and Other Governmental Takings. Should any of the Collateral be subject to a Taking, the Trustee shall release the property so taken or purchased, but only upon receipt by the Trustee of the following:

          (a) an Officers' Certificate of the General Partner stating that such property has been Taken and the amount of the award or payment therefor, that all conditions precedent herein provided for relating to such release have been complied with; and

          (b) an Opinion of Counsel substantially to the effect:

               (1) that such property has been Taken by eminent domain, or has been sold pursuant to the exercise of a right vested in a governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

               (2) in the case of any Taking by eminent domain, that the award for the property so taken has become final or that the General Partner or the applicable Guarantor has determined that an appeal from such award is not advisable in the interests of the Issuer or any other Guarantor, as applicable, or the Holders of the Debentures;

               (3) in the case of any such sale, that the payment with respect to the property so sold is not less than the amount to which the Issuer or the applicable Guarantor is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be; and

               (4) that the instrument or the instruments and the award or payment of such Taking which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and the applicable Collateral Document and that, upon the basis of such application, the Trustee is permitted by the terms hereof and of the applicable Collateral Document to authorize the Collateral Agent to execute and deliver the release requested, and that all conditions precedent herein and in the applicable

          Collateral Document provided for relating to such release have been complied with.

     In any proceedings for the Taking of any part of the Real Estate Collateral, the Trustee may be represented by counsel who may be counsel for the Issuer.

     SECTION 10.05. Trust Indenture Act Requirements. The release of any Collateral from the Lien of any of the Collateral Documents or the release of, in whole or in part, the Liens created by any of the Collateral Documents will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Collateral Documents and pursuant to the terms hereof. The Trustee and each of the Holders of the Debentures acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Collateral Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Interests in contravention of the terms of this Indenture. To the extent applicable, without limitation, the Issuer, Guarantors and each other obligor on the Debentures shall cause TIA Section 314(d) relating to the release of property or Debentures from the Liens hereof and of the Collateral Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuer or the appropriate Guarantor, except in cases in which TIA Section 314(d) requires that such certificate or opinion be made by an independent Person.

     SECTION 10.06. Suits to Protect the Collateral. Subject to the provisions of the Collateral Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders or the Trustee).

     SECTION 10.07. Purchaser Protected. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee or the Collateral Agent, as applicable, to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article X to be sold be under obligation to ascertain or inquire into the authority of the Issuer or any Guarantor, as applicable, to make any such sale or other transfer.

     SECTION 10.08. Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X upon the Issuer or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article X.

     SECTION 10.09. Determinations Relating to Collateral. In the event (i) the Trustee shall receive any written request from the Issuer or any Guarantor or the Collateral Agent under any Collateral Document for consent or approval with respect to any matter or thing relating to any Collateral or the Issuer's or any Guarantor's obligations with respect thereto; (ii) there shall be required from the Trustee under the provisions of any Collateral Document any performance or the delivery of any instrument or (iii) a Responsible Officer of the Trustee shall become aware of any nonperformance by the Issuer or any Guarantor of any covenant or any breach of any representation or warranty of the Issuer or any Guarantor set forth in any Collateral Document, and, in the case of clause (i),
(ii) or (iii) above, the Trustee's response or action is not otherwise specifically contemplated hereunder then, in each such event, the Trustee shall, within seven Business Days, advise the Holders, in writing and at the Issuer's expense, of the matter or thing as to which consent has been requested or the performance or instrument required to be delivered or the nonperformance or breach of which the Trustee has become aware. The Holders of not less than a majority in aggregate principal amount of the outstanding Debentures pursuant to
Section 6.05 shall have the exclusive authority to direct the Trustee's response to any of the circumstances contemplated in clauses (i), (ii) and (iii) above. In the event the Trustee shall be required to respond to any of the circumstances contemplated in this Section 10.09, the Trustee shall not be required so to respond unless it shall have received written authority by not less than a majority in aggregate principal amount of the outstanding Debentures; provided that the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach (the expenses of which shall be reimbursed to the Trustee pursuant to Section 7.07). The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders of the Debentures pursuant to Section 6.05.

     SECTION 10.10. Release upon Termination of the Issuer's Obligations. In the event that the Issuer delivers an Officers' Certificate certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article VIII and such other documents and/or funds as are required to be delivered or paid pursuant to Article VIII, the Trustee shall (i) execute and deliver, in each case without recourse, representation or warranty such releases, termination statements and other instruments (in recordable form, appropriate) as the Issuer or any Guarantor, as applicable, may reasonably request evidencing the termination of the Security Interests created by the Collateral Documents and
(ii) not be deemed to hold the Security Interests for the benefit of the Trustee and the Holders.

                                   ARTICLE XI

                              DEBENTURE GUARANTEES

     SECTION 11.01. Debenture Guarantees. Each Guarantor hereby jointly and severally unconditionally and irrevocably agrees to be liable, as a primary obligor and co-issuer, and not merely as a surety, to each Holder and to the Trustee and its successors and assigns for (a) the full and punctual payment of principal of, premium, if any, and interest, if any, on the Debentures when due, whether at maturity, by acceleration or otherwise, subject to any applicable grace period, and all other monetary obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Debentures and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for expenses, indemnification or otherwise under this Indenture and the Debentures (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed Obligation.

     Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Debentures or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Debentures or any other agreement or otherwise; (b) any extension or renewal of any Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Debentures or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other Guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor, except as provided in Section 11.02(b).

     Each Guarantor further agrees that its Debenture Guarantee herein constitutes an obligation, as co-issuer of the Debentures, to make payment, perform and comply when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

     The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Debentures or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

     Each Guarantor further agrees that its Debenture Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest, or premium, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations,
(ii) accrued and unpaid interest and premium, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Trustee.

     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations which it is hereby obligated as co-issuer until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations which it is hereby obligated as co-issuer may be accelerated as provided in Article VI for the purposes of any Debenture Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

     Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

     SECTION 11.02. Limitation on Liability; Release. (a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations any Guarantor is hereunder obligated as co-issuer shall not exceed the maximum amount that such Guarantor can be so obligated as co-issuer (after giving effect to all its Guarantees of Debt under the Senior Debt) without rendering this Indenture, as it relates to any Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     (b) This Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect, and any such Subsidiary Guarantor shall be released and relieved of any obligations under its Debenture Guarantee and this Indenture, upon (i) the designation (in accordance with the provisions of this Indenture) of such Subsidiary Guarantor as an Unrestricted Subsidiary or (ii) the sale or other disposition of all of the assets of such Subsidiary Guarantor in accordance with the terms of this Indenture, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor then held by the Issuer and its Restricted Subsidiaries; or
(iii) the sale or other disposition of Capital Stock of any Subsidiary Guarantor if as a result of such disposition, such Person ceases to be a Subsidiary of the Issuer. If the Debenture Guarantee of any Subsidiary Guarantor terminates pursuant to the foregoing provisions, such Person shall cease to be a Subsidiary, a Guarantor or otherwise a party to this Indenture and, upon request by the Issuer, the Trustee shall execute appropriate instruments acknowledging such termination and the release of such Person from its obligations hereunder.

     SECTION 11.03. Successors and Assigns. This Article XI shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Debentures shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

     SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 11.06. Evidence of Guarantee. To evidence their obligations as co-issuers of the Debentures to the Holders set forth in this Article XI, each of the Guarantors hereby agrees to execute the notation of Debenture Guarantee in substantially the form included in Exhibit B. Each such notation of Debenture Guarantee shall be signed on behalf of each Guarantor by an Officer.

     Each Guarantor hereby agrees that its Debenture Guarantee set forth in
Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Debenture a notation of such Debenture Guarantee.

     If an Officer whose signature is on this Indenture or on the Debenture Guarantee no longer holds that office at the time the Trustee authenticates the Debenture on which a Debenture Guarantee is endorsed, the Debenture Guarantee shall be valid nevertheless.

     The delivery of any Debenture by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Debenture Guarantee set forth in this Indenture on behalf of the Guarantors.

                                   ARTICLE XII

                                  SUBORDINATION

     The Debentures are subordinate in right and priority to the prior payment in full of Senior Debt, as follows:

     Section 12.01. Subordination. The Issuer agrees, and each Holder by accepting a Debenture agrees, that the Indebtedness evidenced by the Debentures (including principal of, premium, if any, interest on and all other amounts with respect to the Debentures) is subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.

     Section 12.02. Distributions in Liquidation or Bankruptcy. Upon any distribution to creditors of the Issuer in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, in an assignment for the benefit of creditors or any marshaling of the Issuer's assets and liabilities:

     (a) holders of Senior Debt will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Debentures will be entitled to receive any payment with respect to the Debentures (except that Holders of Debentures may receive and retain payments made from any defeasance trust created pursuant to Section 8.03 hereof); and

     (b) until all Obligations with respect to Senior Debt (as provided in the preceding clause (a) above) are paid in full, any distribution to which Holders would be entitled but for this Article XII will be made to holders of Senior Debt (except payments made from any defeasance trust created pursuant to Section
8.03 hereof), as their interests may appear.

     Section 12.03. Prior Payment of Senior Debt; Payment Blockages. The Issuer may not make any payment or distribution to the Trustee or any Holder in respect of Obligations under the Debentures (other than payments made from any defeasance trust created pursuant to Section 8.03 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

     (a) a payment default on Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Debt; or

     (b) any other default occurs and is continuing on any series of Senior Debt that permits holders of that series of Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Issuer or the holders of any Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice will be effective for purposes of this Section unless and until (A) at least 365 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on the Debentures that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee may be, or may be made, the basis for a subsequent Payment Blockage Notice unless such default has have been cured or waived for a period of not less than 90 days.

     Section 12.04. Resumption of Payments on Debentures. The Issuer may and will resume payments on and distributions in respect of the Debentures upon the earlier of:

     (a) in the case of a payment default on Senior Debt, upon the date upon which such default is cured or waived, or

     (b) in the case of a nonpayment default on Senior Debt, upon the earliest of: (i) the date on which such nonpayment default is cured or waived, (ii) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt has been accelerated and such Senior Debt remains due and unpaid, or (iii) the date on which the Trustee receives notice from the holder of such Senior Debt rescinding such Payment Blockage Notice, if this Article XII otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

     Section 12.05. Notice of Acceleration. If payment of the Debentures is accelerated because of an Event of Default, the Issuer will promptly notify holders of Senior Debt of the acceleration.

     Section 12.06. Payments Held in Trust. In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Debentures (other than payments made from any defeasance trust created pursuant to Section
8.03 hereof) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by this Article XII, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their representative or agent under the agreement, indenture or other document (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

     Section 12.07. Duties of Trustee. With respect to the holders of Senior Debt, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of Senior Debt will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Issuer or any other Person money or assets to which any holders of Senior Debt are then entitled by virtue of this Article XII, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

     Section 12.08. Notice of Violations. The Issuer will promptly notify the Trustee and the Paying Agent of any facts known to the Issuer that would cause a payment of any Obligations with respect to the Debentures to violate this
Article XII, but failure to give such notice will not affect the subordination of the Debentures to the Senior Debt as provided in this Article XII.

     Section 12.09. Subrogation. After all Senior Debt is paid in full and until the Debentures are paid in full, Holders of Debentures will be subrogated (equally and ratably with all other Indebtedness pari passu with the Debentures) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Debentures have been applied to the payment of Senior Debt. A distribution made under this Article XII to holders of Senior Debt that otherwise would have been made to Holders of Debentures is not, as between the Issuer and Holders, a payment by the Issuer on the Debentures.

     Section 12.10. No Impairment. This Article XII defines the relative rights of Holders of Debentures and holders of Senior Debt. Nothing in this Indenture will:

     (a) impair, as between the Issuer and Holders of Debentures, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the Debentures in accordance with their terms;

     (b) affect the relative rights of Holders of Debentures and creditors of the Issuer other than their rights in relation to holders of Senior Debt; or

     (c) prevent the Trustee or any Holder of Debentures from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Debentures.

If the Issuer fails because of this Article XII to pay principal of, premium, if any, and interest on a Debenture on the due date, the failure is still a Default or Event of Default.

     Section 12.11. Right of Senior Debt to Enforce. No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Debentures may be impaired by any act or failure to act by the Issuer or any Holder or by the failure of the Issuer or any Holder to comply with this Indenture.

     Section 12.12. Notice to Senior Debt. Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to such holders, or their representative or agent. Upon any payment or distribution of assets of the Issuer referred to in this Article XII, the Trustee and the Holders of Debentures will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.

     Section 12.13. Knowledge of Trustee. The provisions of this Article XII or any other provision of the Indenture notwithstanding, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Debentures, unless the Trustee has received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Debentures to violate this Article XII. Only the Issuer or a representative or agent of holders of Senior Debt may give the notice. Nothing in this Article XII will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07.

     Section 12.14. Trustee May Hold Senior Debt. The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     Section 12.15. Power of Attorney. Each Holder of Debentures, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XII, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Sections 6.01(a)(9) and (10) of the Indenture at least 30 days before the expiration of the time to file such claim, the representatives or agent of the

Secured Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Debentures.

     Section 12.16. Modification. The provisions of this Article XII may not be amended or modified without the written consent of the holders of all Senior Debt.

                                  ARTICLE XIII

                           SUBORDINATION OF GUARANTEES

     Each Guarantee is subordinate in right and priority to the prior payment in full of Senior Debt of each such Guarantor, as follows:

     Section 13.01. Subordination. Each Guarantor agrees, and each Holder by accepting a Debenture agrees, that such Guarantor's Obligations under its Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article XIII, to the prior payment in full in cash of all Senior Debt of the Guarantor (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt of the Guarantor.

     Section 13.02. Distributions in Liquidation or Bankruptcy. Upon any distribution to creditors of a Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, in an assignment for the benefit of creditors or any marshaling of the Guarantor's assets and liabilities:

     (a) holders of Senior Debt of the Guarantor will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the Holders of Debentures will be entitled to receive any payment with respect to the Debentures or the Guarantees (except that Holders of Debentures may receive and retain payments made from any defeasance trust created pursuant to Section 8.03 hereof); and

     (b) until all Obligations with respect to Senior Debt of the Guarantor (as provided in the preceding clause (a) above) are paid in full, any distribution to which Holders would be entitled but for this Article XIII will be made to holders of Senior Debt (except payments made from any defeasance trust created pursuant to Section 8.03 hereof), as their interests may appear.

     Section 13.03. Prior Payment of Senior Debt; Payment Blockages. A Guarantor may not make any payment or distribution to the Trustee or any Holder in respect of Obligations under its Guarantee (other than payments made from any defeasance trust created pursuant to Section 8.03 hereof) until all principal and other Obligations with respect to the Senior Debt of the Guarantor have been paid in full if:

     (a) a payment default on Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Senior Debt; or

     (b) any other default occurs and is continuing on any series of Senior Debt that permits holders of that series of Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Guarantor Payment Blockage Notice") from the Guarantor or the holders of any Senior Debt. If the Trustee receives any such Guarantor Payment Blockage Notice, no subsequent Guarantor Payment Blockage Notice will be effective for purposes of this Section unless and until (A) at least 365 days have elapsed since the effectiveness of the immediately prior Guarantor Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on the Debentures that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Guarantor Payment Blockage Notice to the Trustee may be, or may be made, the basis for a subsequent Guarantor Payment Blockage Notice unless such default has have been cured or waived for a period of not less than 90 days.

     Section 13.04. Resumption of Payments on Guarantees. The Issuer may and will resume payments on and distributions in respect of the Debentures upon the earlier of:

     (a) in the case of a Guarantor payment default on Senior Debt, upon the date upon which such default is cured or waived, or

     (b) in the case of a Guarantor nonpayment default on Senior Debt, upon the earliest of: (i) the date on which such nonpayment default is cured or waived,
(ii) 179 days after the date on which the applicable Guarantor Payment Blockage Notice is received, unless the maturity of any Senior Debt has been accelerated and such Senior Debt remains due and unpaid, or (iii) the date on which the Trustee receives notice from the holder of such Senior Debt rescinding such Guarantor Payment Blockage Notice, if this Article XIII otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.

     Section 13.05. Notice of Acceleration. If payment of the Debentures is accelerated because of an Event of Default and demand is made on a Guarantor for payment pursuant to Article XI, the Guarantor will promptly notify holders of Senior Debt of the Guarantor of the acceleration.

     Section 13.06. Payments Held in Trust. In the event that the Trustee or any Holder receives any payment of any Obligations with respect to a Guarantee (other than payments made from any defeasance trust created pursuant to Section
8.03 hereof) at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by this Article XIII, such payment will be held by the Trustee or such Holder, in trust for the benefit of, and will be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt of such Guarantor as their interests may appear or their representative or agent under the agreement, indenture or other document (if any) pursuant to which such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to such Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

     Section 13.07. Duties of Trustee. With respect to the holders of Senior Debt of a Guarantor, the Trustee undertakes to perform only those obligations on the part of the Trustee as are specifically set forth in this Article XIII, and no implied covenants or obligations with respect to the holders of Senior Debt of a Guarantor will be read into this Indenture against the Trustee. The Trustee will not be deemed to owe any fiduciary duty to the holders of Senior Debt of a Guarantor, and will not be liable to any such holders if the Trustee pays over or distributes to or on behalf of Holders or the Issuer or any other Person money or assets to which any holders of Senior Debt of a Guarantor are then entitled by virtue of this Article XIII, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

     Section 13.08. Notice of Violations. The Issuer or the applicable Guarantor will promptly notify the Trustee and the Paying Agent of any facts known to the Issuer or such Guarantor that would cause a payment of any Obligations with respect to the Debentures or the Guarantee of such Guarantor to violate this
Article XIII, but failure to give such notice will not affect the subordination of the Guarantees to the Senior Debt as provided in this Article XIII.

     Section 13.09. Subrogation. After all Senior Debt of a Guarantor is paid in full and until the Debentures are paid in full, Holders of Debentures will be subrogated (equally and ratably with all other Indebtedness pari passu with the Debentures) to the rights of holders of Senior Debt of such Guarantor to receive distributions applicable to such Senior Debt to the extent that distributions otherwise payable to the Holders of Debentures have been applied to the payment of Senior Debt. A distribution made under this Article XIII to holders of Senior Debt of such Guarantor that otherwise would have been made to Holders of Debentures is not, as between such Guarantor and Holders, a payment by such Guarantor on the Debentures.

     Section 13.10. No Impairment. This Article XIII defines the relative rights of Holders of Debentures and holders of Senior Debt of a Guarantor. Nothing in this Indenture will:

     (a) impair, as between a Guarantor and Holders of Debentures, the obligation of a Guarantor, which is absolute and unconditional, to pay its Obligations under its Guarantee in accordance with its terms;

     (b) affect the relative rights of Holders of Debentures and creditors of a Guarantor other than their rights in relation to holders of Senior Debt of such Guarantor; or

     (c) prevent the Trustee or any Holder of Debentures from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt of such Guarantor to receive distributions and payments otherwise payable to Holders of Debentures.

If a Guarantor fails because of this Article XIII to pay principal of, premium, if any, and interest on a Debenture on the due date pursuant to its Guarantee, the failure is still a Default or Event of Default.

     Section 13.11. Right of Senior Debt to Enforce. No right of any holder of Senior Debt of a Guarantor to enforce the subordination of the Indebtedness evidenced by the Guarantee of such Guarantor may be impaired by any act or failure to act by such Guarantor or any Holder or by the failure of such Guarantor or any Holder to comply with this Indenture.

     Section 13.12. Notice to Senior Debt. Whenever a distribution is to be made or a notice given to holders of Senior Debt of a Guarantor, the distribution may be made and the notice given to such holders, or their representative or agent. Upon any payment or distribution of assets of a Guarantor referred to in this
Article XIII, the Trustee and the Holders of Debentures will be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article XIII.

     Section 13.13. Knowledge of Trustee. The provisions of this Article XIII or any other provision of the Indenture notwithstanding, the Trustee will not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Debentures, unless the Trustee has received at its Corporate Trust Office at least five Business

Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Debentures to violate this
Article XIII. Only the Issuer or a representative or agent of holders of Senior Debt may give the notice. Nothing in this Article XIII will impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07.

     Section 13.14. Trustee May Hold Senior Debt. The Trustee in its individual or any other capacity may hold Senior Debt of a Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

     Section 13.15. Power of Attorney. Each Holder of Debentures, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XIII, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Sections 6.01(a)(10) and (11) of the Indenture at least 30 days before the expiration of the time to file such claim, the representatives or agent of the Senior Debt are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Debentures.

     Section 13.16. Modification. The provisions of this Article XIII may not be amended or modified without the written consent of the holders of all Senior Debt of each Guarantor.

                                   ARTICLE XIV

                                  MISCELLANEOUS

     SECTION 14.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA (or would be required if this Indenture were qualified under the TIA), the TIA provision shall control, unless otherwise set forth herein.

     SECTION 14.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

     if to the Issuer:

     UMT Holdings, L.P.
     5740 Prospect Avenue, Suite 2000
     Dallas, TX 75206

     Attention: President

     with copies to:

     Gibson, Dunn & Crutcher, LLP
     1050 Connecticut Avenue
     Washington, D.C. 20036

     Attention: Stephen I. Glover, Esq.

     if to the Trustee:

     Wilmington Trust Company
     Rodney Square North
     1100 North Market Street
     Wilmington, DE 19890

     Attention: Michael G. Oller Jr.

     The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Debentureholder shall be made in compliance with Section 313(c) of the TIA and mailed to the Debentureholder at the Debentureholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 14.03. Communication by Holders with Other Holders.
Debentureholders may communicate pursuant to TIA Section 312(b) with other Debentureholders with respect to their rights under this Indenture or the Debentures. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     SECTION 14.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Issuer shall furnish to the Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     To the extent applicable, the Issuer shall comply with Section 314(c)(3) of the TIA.

     SECTION 14.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 14.06. When Debentures Disregarded. In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Debentures outstanding at the time shall be considered in any such determination.

     SECTION 14.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Debentureholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 14.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 14.09. GOVERNING LAW. THIS INDENTURE AND THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 14.10. No Recourse Against Others. A director, officer, incorporator, employee, stockholder or Affiliate as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Debentures, the Debenture Guarantees, this Indenture, the Registration Rights Agreement or the Collateral Documents or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debenture, each Debentureholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Debentures.

     SECTION 14.11. Successor. All agreements of the Issuer and each Guarantor in this Indenture and the Debentures shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 14.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 14.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     SECTION 14.14. Severability. In case any one or more of the provisions in this Indenture, in the Debentures or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 14.15. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        ISSUER:

                                        UMT HOLDINGS, L.P.

                                        By: UMT SERVICES, INC., General Partner


                                           By: /s/ Hollis Greenlaw
                                               ---------------------------------
                                               Name: Hollis Greenlaw
                                                     ---------------------------
                                               Title: President
                                                      --------------------------


                                        GUARANTORS:

                                        UMTH LENDING COMPANY, L.P.
                                        UMTH LAND DEVELOPMENT, L.P.
                                        UMTH LOAN SERVICING, L.P.
                                        UMTH FUNDING SERVICES, L.P.
                                        UMTH GENERAL SERVICES, L.P.
                                        UMTH LENDING COMPANY - FL, L.P.
                                        READY AMERICA FUNDING, L.P.
                                        REO PROPERTY COMPANY., L.P.

                                        By: UMT SERVICES, INC., General Partner


                                           By: /s/ Hollis Greenlaw
                                               ---------------------------------
                                               Name: Hollis Greenlaw
                                                     ---------------------------
                                               Title: President
                                                      --------------------------

                                   PROSPECT SERVICES CORP.


                                   By: /s/ Todd Etter
                                       ----------------------------------------
                                       Name: Todd Etter
                                             ----------------------------------
                                       Title: President
                                              ---------------------------------

                                   TRUSTEE:

                                   WILMINGTON TRUST COMPANY


                                   By: /s/ Michael G. Oller, Jr.
                                       ----------------------------------------
                                       Name: Michael G. Oller, Jr.
                                             ----------------------------------
                                       Title: Senior Financial Services Officer
                                              ---------------------------------

                                                                       EXHIBIT A

                           [FORM OF FACE OF DEBENTURE]

                         [RESTRICTED DEBENTURES LEGEND]

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AND THE SECURITY EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE SECURITIES ACT. EACH PURCHASER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE (1) BY ITS ACQUISITION OF THE SECURITY REPRESENTS THAT (A) IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED BY THIS CERTIFICATE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, AND (2) IS HEREBY NOTIFIED THAT THE SELLER IS RELYING ON AN EXEMPTION FROM THE PROVISIONS OF
SECTION 5 OF THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE ISSUER THAT (X) THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1)(A) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, (B) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, OR (C) TO AN ACCREDITED INVESTOR THAT IS PURCHASING DEBENTURES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF AN ACCREDITED INVESTOR (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES OR (3) UNDER AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED BY THIS CERTIFICATE OF THE RESALE RESTRICTIONS DESCRIBED IN (X) ABOVE. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY BE

REASONABLY REQUIRE OR AS SET FORTH IN THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                          [RESTRICTED TRANSFER LEGEND]

     THIS INDENTURE MAY NOT BE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THE GENERAL PARTNER OF UMT HOLDINGS, L.P., WHICH MAY BE WITHHELD IN THE GENERAL PARTNER'S DISCRETION.

     8% CLASS B JUNIOR SUBORDINATED SECURED DEBENTURE DUE 2009

No. ___                                                     CUSIP No. __________

                                                                    $ __________

     UMT HOLDINGS, L.P., a Delaware limited partnership (the "Issuer"), promises to pay to ______________________, or its registered assigns, the principal sum of ___________ in U.S. Dollars on April 30, 2009.

     Interest Payment Dates:   The second to last business day of each month

     Record Dates:             The fifth to last business day of each month

     Additional provisions of this Debenture are set forth on the other side of this Debenture.

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

Dated:
       ------------------------------

TRUSTEE'S CERTIFICATE OF
   AUTHENTICATION


-------------------------------------
as Trustee, certifies that this is one
of the Debentures referred to in the                     [Seal]
Indenture,


by
   ----------------------------------
          Authorized Signatory

                8% Class B Junior Subordinated Secured Debenture

1.   INTEREST

     UMT HOLDINGS, L.P., a Delaware limited partnership (the "Issuer"), promises to pay interest on the principal amount of this Debenture at the rate per annum shown above.

     The Issuer will pay interest monthly in arrears on the second to last Business Day of each month commencing on May 27, 2004. Interest on the Debentures will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date with respect to this Debenture. Interest will be computed on the basis of a 365-day year; provided that in leap years interest will be computed on the basis of a 366-day year. The Issuer shall pay interest on overdue principal at the rate borne by the Debentures plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   METHOD OF PAYMENT

     The Issuer will pay interest (except defaulted interest) on the Debentures to the Persons who are registered holders of Debentures at the close of business on the last Business Day of the immediately preceding month even if Debentures are canceled after the record date and on or before the interest payment date. Holders must surrender Debentures to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Issuer may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.   PAYING AGENT AND REGISTRAR

     Initially, WILMINGTON TRUST COMPANY (the "Trustee") will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders. The Issuer or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE

     The Issuer issued the Debentures under an Indenture dated as of April 21, 2004 (the "Indenture"), among the Issuer, the Guarantors and the Trustee. The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the TIA. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Debentures are subject to all such terms, and Debentureholders are referred to the Indenture and the TIA for a statement of those terms.

     The Debentures are junior subordinated secured obligations of the Issuer and are limited to $25,000,000 in aggregate principal amount outstanding. This Debenture is one of the Debentures referred to in the Indenture. The Indenture imposes certain limitations on the lines of business in which the Issuer and its Restricted Subsidiaries may operate; Liens; and consolidations, mergers and transfers of all or substantially all of the Issuer's or a Guarantor's assets. In addition, the Indenture prohibits certain restrictions on distributions from Restricted Subsidiaries.

5.   NOTICES AND REDEMPTION

     The Debentures may not be redeemed prior to April 1, 2007. Thereafter, the Debentures will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days notice, at 100% of the principal amount plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6.   NOTICES OF REDEMPTION

     Except as otherwise provided in the Indenture or herein, notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Debentures to be redeemed at its registered address all in with the Indenture. If less than all of the Debentures are to be redeemed at any time, selection of Debentures for redemption will be made by the Trustee in compliance with the requirements of the principal national Debentures exchange, if any, on which the Debentures are listed, or, if the Debentures are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Debentures of $1,000 or less shall be redeemed in part; provided further, however, that if a partial redemption is made with the proceeds of a public offering of common stock, selection of the Debentures or portions thereof for redemption shall be made by the Trustee on a pro rata basis only or on as nearly a pro rata basis as is practicable, unless such method is otherwise prohibited. If any Debenture is to be redeemed in part only, the notice of redemption that relates to such Debenture shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, interest ceases to accrue on Debentures or portions of them called for redemption.

7.   COLLATERAL DOCUMENTS

     In order to secure the due and punctual payment of the principal of and interest on the Debentures and all other amounts payable by the Issuer and the Subsidiary Guarantors under the Indenture and the Debentures when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Debentures and the Indenture, Guarantors have granted Liens on the Collateral to the Collateral Agent for the benefit of the Trustees and Holders of Debentures, pursuant to the Indenture and the Collateral Documents.

     Each Holder, by accepting a Debenture, agrees to all of the terms and provisions of the Collateral Documents as the same may be amended from time to time pursuant to the respective provisions thereof and the Indenture.

     The Trustee and each Holder acknowledge that a release of any of the Collateral or any Lien strictly in accordance with the terms and provisions of any of the Collateral Documents and the terms and provisions of the Indenture will not be deemed for any purpose to be an impairment of the security under the Indenture.

8.   SUBORDINATION

     The Debentures are subordinated to Senior Debt of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Company must be paid before the Debentures may be paid. The Company agrees, and each Debentureholder by accepting a Debenture agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   DENOMINATIONS; TRANSFER; EXCHANGE

     The Debentures are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Debentures in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Debentures selected for transfer or exchange for a period of 15 days before an interest payment date.

10.  PERSONS DEEMED OWNERS

     The registered Holder of this Debenture may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY

     If money for the payment of principal or interest remains unclaimed for two years, the Paying Agent shall pay the money back to the Issuer at its request, or if then held by the Issuer or a Wholly Owned Restricted Subsidiary, shall be discharged from such trust (unless an abandoned property law designates another Person for payment thereof). After any such payment, Holders entitled to the money must look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

12.  DISCHARGE AND DEFEASANCE

     Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Indenture, the Debenture Guarantees, and the Debentures if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Debentures to maturity.

13.  AMENDMENT, WAIVER

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Debentures, the Debenture Guarantees or the Collateral Documents may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Debentures and (ii) any existing default or noncompliance with any provision of the Indenture, the Debentures, Debenture Guarantees, or the Collateral Documents (other than payment of principal, premium, if any, and interest) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Debentures. Subject to certain exceptions set forth in the Indenture, without the consent of any Debentureholder, the Issuer and the Trustee may amend or supplement the Indenture, the Debentures, the Debenture Guarantees, or the Collateral Documents to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures (provided that the uncertificated Debentures are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Debentures are described in Section 163(f)(2)(B) of the Code), to provide for the assumption of the Issuer's or any Guarantor's obligations to Holders of Debentures in the case of a merger, consolidation or sale of assets, to release any Debenture Guarantee or any Collateral or to release or subordinate the Lien on any Collateral on account of Permitted Liens permitted to be granted to third parties, or amend, restate and/or assign the Collateral Documents in connection with a refinancing of the Senior Debt, in each case in accordance with the provisions of the Indenture and the Collateral Documents, to provide for additional Guarantors, to add Collateral, to make any change that would provide any additional rights or benefits to the Holders of Debentures or that, as determined by the General Partner of the Issuer in good faith, does not materially adversely affect the legal rights of any such Holder under the Indenture, the Debentures, the Debenture Guarantees or the Collateral Documents or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

14.  DEFAULTS AND REMEDIES

     Under the Indenture, an Event of Default occurs if there is: (i) default for 30 days in the payment when due of interest on the Debentures; (ii) default in payment when due of the principal of or premium, if any, on the Debentures;
(iii) failure by the Issuer (a) for 30 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures to comply with Sections 5.01 or 5.02 of the Indenture or
(b) to comply with the provisions of Section 5.01 or 5.02 of the Indenture; (iv) failure by the

Issuer for 60 days after receipt of notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures specifying such failure to comply with any of its other agreements in the Indenture or the Debentures; (v) the failure by the Issuer or any Restricted Subsidiary that is a Significant Subsidiary to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of all such Debt unpaid or accelerated at the time exceeds $2 million; (vi) any judgment or decree for the payment of money in excess of $10 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is entered against the Issuer or any Significant Subsidiary that is a Restricted Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 90 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; (vii) any Debenture Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by the Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Debenture Guarantee; (viii) default by the Issuer or any Subsidiary Guarantor in the performance of the Collateral Documents which results in the unenforceability, invalidity imperfection or lack of requisite priority of the Trustee's or the Collateral Agent's Lien on Collateral with a fair market value in excess of $10 million, or the repudiation or disaffirmation by the Issuer or any Subsidiary Guarantor of its obligations under the Collateral Documents or the determination in a judicial proceeding that the Collateral Documents are unenforceable or invalid against the Issuer or any Subsidiary Guarantor for any reason; (ix) an event of default (as defined therein) has occurred and is continuing under the Class A Indenture; or (x) certain events of bankruptcy or insolvency with respect to the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary.

     Debentureholders may not enforce the Indenture or the Debentures except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Debentures unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Debentureholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the Holders.

15.  TRUSTEE DEALINGS WITH THE ISSUER

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.  NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Debentures, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Debenture Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Debentures and Debenture Guarantees by accepting a Debenture and a Debenture Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Debentures and the Debenture Guarantees. Such waiver may not be effective to waive liabilities under the federal Debentures laws and it is the view of the SEC that such a waiver is against public policy.

17.  GOVERNING LAW

     THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.  AUTHENTICATION

     This Debenture shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Debenture.

19.  ABBREVIATIONS

     Customary abbreviations may be used in the name of a Debentureholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  CUSIP NUMBERS

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuer has caused CUSIP numbers to be printed on the Debentures. No representation is made as to the accuracy of such numbers as printed on the

Debentures, and reliance may be placed only on the other identification numbers placed thereon.

     THE ISSUER WILL FURNISH TO ANY DEBENTUREHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE DEBENTUREHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS DEBENTURE IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                               UMT HOLDINGS, L.P.
                              5740 PROSPECT AVENUE
                                   SUITE 2000
                               DALLAS, TEXAS 75206

                             ATTENTION OF SECRETARY

                                 ASSIGNMENT FORM

To assign this Debenture, fill in the form below:

I or we assign and transfer this Debenture to

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________ agent to transfer this Debenture on the books of the Issuer. The agent may substitute another to act for him.


Date:                                    Your Signature:
      --------------------                               -----------------------


Signature Guarantee:
                     -----------------------------------------------------------
                     (Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)


--------------------------------------------------------------------------------
     Sign exactly as your name appears on the other side of this Debenture.

                                                                       EXHIBIT B

                               [FORM OF GUARANTEE]

     Each undersigned Guarantor (as defined in the Indenture referred to in the Debenture upon which this notation is endorsed and each referred to as the "Guarantor," which term includes any successor person under the Indenture) hereby unconditionally and irrevocably, jointly and severally, agrees to be liable as a primary obligor and co-issuer and not merely as a surety (such obligation to be referred to herein as the "Guarantee"), to each of the Holders and to the Trustee and their respective successors and assigns that (i) the principal of and interest on the Debentures will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Debentures and all other obligations of the Issuer to the Holders or the Trustee under the Indenture or thereunder will be promptly paid in full or performed, all in accordance with the terms under the Indenture and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Debentures or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.02 of the Indenture. The obligations of the Guarantors to the Holders of Debentures and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

     This Guarantee is subordinated to Senior Debt of the Guarantor, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Guarantor must be paid before the Guarantee may be paid. The Guarantor agrees, and each Debentureholder by accepting a Debenture agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

     No stockholder, officer, director or incorporator, as such, past, present or future, of the Guarantor shall have any liability under the Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Debentures upon which this Guarantee is Debentured shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

     This Guarantee is subject to release upon the terms set forth in the Indenture.

     IN WITNESS WHEREOF, each of the undersigned Guarantors has caused this Guarantee to be signed by its duly authorized officer.

                                        [NAME OF GUARANTOR]


                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                                                       EXHIBIT C

               [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFER TO ACCREDITED INVESTORS]

UMT Holdings, L.P.
Wilmington Trust Company

-------------------------------------

-------------------------------------
Attention: [Corporate Trust Trustee Administration]

          Re: UMT Holdings, L.P. (the "Issuer") 8% Class B Junior Secured Subordinated Debentures due 2009 (the "Debentures")

Dear Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $________ principal amount of the 8% Class B Junior Secured Subordinated Debentures due 2009 (the "Debentures") of UMT Holdings, L.P. (the "Issuer").

     Upon transfer, the Debentures would be registered in the name of the new beneficial owner as follows:

     Name:
           ---------------------------------------

     Address:
              -----------------------------------

     Taxpayer ID Number:
                         -------------------------

     The undersigned represents and warrants to you that:

     1. We are an "accredited investor" (as defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act")), and we are acquiring the Debentures not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Debentures and invest in or purchase debentures similar to the Debentures in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

     2. We understand that the Debenture, or any beneficial interest therein, may not be transferred without the prior written consent of the General Partner of Issuer, which may be withheld in the General Partner's discretion.

     3. We understand that the Debentures have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence, and then only to the extent the General Partner of Issuer has consented as set forth in paragraph 2 above. We agree on our own behalf and on behalf of any investor account for which we are purchasing Debentures to offer, sell or otherwise transfer such Debentures prior to the later of the date which is two years after (X) the later of (A) the date of original issue or (B) the date on which this Debenture was acquired from an affiliate of the Issuer or (Y) the date that is three months after the last date on which the Issuer or any affiliate of the Issuer was the owner of such Debentures (or any predecessor thereto) only (a) to Issuer or any subsidiary thereof, (b) inside the United States to an Accredited Investor that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. Broker-Dealer) to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of this security (the form of which letter can be obtained from the Trustee for this Debenture), (c) outside the United States in an offshore transactions in compliance with Rule 904 under the Securities Act (if available), (d) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (e) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if Issuer so requests), or
(f) pursuant to an effective registration statement under the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. In connection with any transfer of this security prior to the later of the date which is two years after (X) the later of (A) the date of original issue or (B) the date on which this Debenture was acquired from an affiliate of the Issuer or (Y) the date that is three months after the last date on which the Issuer or any affiliate of the Issuer was the owner of such Debentures (or any predecessor thereto), pursuant to clause (b),
(c) or (e) above if the holder must, prior to such transfer, furnish to the Trustee and Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. As used herein, the terms "offshore transaction, " "United States" and "U.S. person" have the meaning given to them by Regulation S under the Securities Act.

                                        TRANSFEREE:
                                                    ----------------------------


                                        BY
                                           -------------------------------------

                                                                       EXHIBIT D

                      [FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S]

UMT Holdings, L.P.
Wilmington Trust Company

-------------------------------------

-------------------------------------
Attention: [Corporate Trust Trustee Administration]

          Re: UMT Holdings, L.P. (the "Issuer") 8% Class B Junior Secured Subordinated Debentures due 2009 (the "Debentures")

Ladies and Gentlemen:

     In connection with our proposed sale of $________ aggregate principal amount of the Debentures, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Debentures was not made to a person in the United States;

          (2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore Debentures market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

     The Issuer and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,


                                        ----------------------------------------
                                                  [Name of Transferor]


                                        by
                                           -------------------------------------
                                                  Authorized Signatory

                                                                       EXHIBIT E

               [FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                    WITH TRANSFERS PURSUANT TO REGULATION S]

UMT Holdings, L.P.
Wilmington Trust Company

-------------------------------------

-------------------------------------
Attention: [Corporate Trust Trustee Administration]

          Re: UMT Holdings, L.P. (the "Issuer") 8% Class B Junior Secured Subordinated Debentures due 2009 (the "Debentures")

Dear Ladies and Gentlemen:

     This letter relates to U.S. $_____________ principal amount of Debentures represented by a Security (the "Legended Security") which bears a legend outlining restrictions upon transfer of such Legended Security. Pursuant to
Section 2.01 of the Indenture dated as of April 21, 2004 (the "Indenture") relating to the Debentures, we hereby certify that we are (or we will hold such Debentures on behalf of) a person outside the United States to whom the Debentures could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount at maturity of Debentures, all in the manner provided for in the Indenture.

     You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,


                                        ----------------------------------------
                                                    [Name of Holder]


                                        By:
                                            ------------------------------------
                                                  Authorized Signature


                                       E-1